                                                                   EXHIBIT 10.47


                   LOAN AGREEMENT ($20,000,000.00 Term Loan)
                   -----------------------------------------

      THIS is an agreement (the "Agreement") made this 8th day of September, 2000, by FIRST HAWAIIAN BANK, a Hawaii corporation, as lender, and ALOHA AIRGROUP, INC., a Hawaii corporation, as borrower.

 RECITALS:
 --------

      1. Aloha Airgroup, Inc., a Hawaii corporation, and BancWest Corporation, a Delaware corporation ("BWE"), along with other individuals and entities, entered into that certain Purchase Agreement dated September 8, 2000 (the "Purchase Agreement") relating to the sale and purchase of certain Series C 10% Senior Exchangeable Preferred Stock issued by Aloha Airgroup, Inc. BWE purchased 20,000 shares of such stock (the "BWE Preferred Shares") in accordance with the Purchase Agreement.

      2. Pursuant to the terms of the Purchase Agreement, Aloha Airgroup, Inc., has elected to exchange the BWE Preferred Shares into Senior Secured Guaranteed Floating Rate Notes. Such notes shall be represented by one (1) promissory note in favor of BWE, in the principal amount of $20,000,000.00, a true and correct copy of which is attached to this Agreement as Exhibit "1" and made a part hereof (the "Note").

      3. BWE has negotiated with First Hawaiian Bank, a Hawaii corporation, to sell and assign the Note to First Hawaiian Bank.

      4. First Hawaiian Bank has agreed to purchase and accept an assignment of the Note from BWE, upon the satisfaction of certain conditions, including, without limitation, the execution and delivery of this Agreement by Aloha Airgroup, Inc.

      5. Aloha Airgroup, Inc., deems it to be to its own financial benefit that First Hawaiian Bank purchase and accept an assignment of the Note.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound thereby, Aloha Airgroup, Inc., and First Hawaiian Bank hereby agree as follows:

 AGREEMENT:
 ---------

 SECTION 1. DEFINITIONS.

      As used in this Agreement, each of the following terms shall have the meaning set forth below with respect thereto:

      "AGENCY FEE" means a fee payable annually by the Borrower to the Lender, as provided in the side letter agreement referred to in Section 5.5 of this Agreement.

      "BORROWER" means Aloha Airgroup, Inc., a Hawaii corporation.

      "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is or should be accounted for as a Capital Lease on a balance sheet.

      "CASH FLOW" means, with respect to the Consolidated Group, the sum of (a) the net income of the Consolidated Group (excluding non-recurring gains and losses), PLUS (b) the sum of the following, to the extent deducted in determining net income: (i) depreciation and amortization allowances, (ii) interest expense (including imputed interest on Capital Leases), (iii) deferred taxes and (iv) rent expenses, and LESS (c) the change in the excess of non-cash current assets over current liabilities (other than those pertaining to the current portion of long term debt and accrued interest and taxes) calculated on a rolling four quarters basis and computed at the end of each Quarter.

      "CLOSING DATE" means the date on which the Lender determines that all of the conditions set forth in Section 4 of this Agreement have been satisfied.

      "CONSOLIDATED GROUP" means Aloha Airgroup, Inc., and the Subsidiaries.

      "DEBT TO WORTH RATIO" means, with respect to the Consolidated Group, Total Liabilities divided by Tangible Net Worth.

      "DEBT SERVICE" means the sum of regularly scheduled principal payments, interest payments, payments under Capital Leases, dividends declared and payable (if permitted under the provisions of this Agreement), and rent expense payments made by the Borrower, calculated on a rolling four quarters basis and computed at the end of each Quarter.

      "EVENT OF DEFAULT" means any of the events described in Section 6.1 of this Agreement.

      "FACILITY FEE" means a fee payable annually by the Borrower to the Lender, as provided in the side letter agreement referred to in Section 5.6 of this Agreement.

      "FIXED CHARGE COVERAGE RATIO" means, with respect to the Consolidated Group, Cash Flow divided by Debt Service.

      "GAAP" means generally accepted accounting principles.

      "GUARANTOR" means Aloha Airlines, Inc., a Delaware corporation.

      "GUARANTY" means that certain Guaranty dated the date of this Agreement, executed by the Guarantor in favor of the Lender, guaranteeing the due and punctual payment of the Note, and the observance and performance by the Borrower of all of the Borrower's obligations under the Loan Documents.

      "LENDER" means First Hawaiian Bank, a Hawaii corporation.

      "LIMITED GUARANTOR" means, individually and collectively, (a) Aloha Securities & Investment Company, a Hawaii limited partnership, and (b) Sheridan Ing Partners Hawaii, a Hawaii limited partnership.

      "LIMITED GUARANTY" means individually and collectively, (a) that certain Limited Guaranty dated the date of this Agreement, executed by Aloha Securities & Investment Company, in favor of the Lender, guaranteeing the due and punctual payment of $7,500,000.00 of the Note, upon the terms and conditions more particularly set forth therein; and (b) that certain Limited Guaranty dated the date of this Agreement, executed by Sheridan Ing Partners Hawaii, guaranteeing the due and punctual payment of $2,500,000.00 of the Note, upon the terms and conditions more particularly set forth therein.

      "LINE OF CREDIT AGREEMENT" means that certain Amended and Restated Loan Agreement -1996, dated December 31, 1996, executed by and between Aloha Airlines, Inc., as borrower, and First Hawaiian Bank and other lenders, as lenders, as the same has been or may hereafter be amended.

      "LOAN" means the indebtedness owed by the Borrower to the Lender in the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), together with interest thereon, as evidenced by and as set forth in the Note.

      "LOAN DOCUMENTS" means all of the documents and instruments executed by or for the benefit of the Borrower in connection with the Loan, including, without limitation, this Agreement, the Note, the Guaranty, the Limited Guaranty, the Stock Pledge, and the Security Agreement; provided, however, that the Participation Rights Agreement is not included within the definition of Loan Documents.

      "LOAN FEE" means a fee in the principal amount of $150,000.00, payable by the Borrower to the Lender, on or before the Closing Date, as provided in
 Section 5.7 of this Agreement.

      "MATURITY DATE" means (a) September 8, 2008, or (b) the date, following the occurrence of an Event of Default, on which the Lender notifies the Borrower that the entire principal balance of the Loan, together with all accrued interest thereon, and all fees, charges, expenses and other sums payable under this Agreement and the other Loan Documents, shall become due and payable.

      "NOTE" means the Promissory Note dated September 8, 2000, executed by the Borrower in favor of BWE, evidencing the Borrower's agreement to repay the principal balance of the Loan, together with interest thereon, as provided therein. At the Closing Date, the Note will be assigned by BWE to First Hawaiian Bank.

      "PARTICIPANT" means another lender or lenders that has or have agreed to purchase a participating interest in the Loan and the Loan Documents from the Lender.

      "PARTICIPATION RIGHTS AGREEMENT" means that certain Participation Rights Agreement dated the date of this Agreement, executed by First Hawaiian Bank and Aloha Airgroup, Inc.

      "PARTICIPATION RIGHTS" means those certain participation rights in favor of BWE and/or First Hawaiian Bank more particularly described in the Participation Rights Agreement.

      "PREFERRED SHARES" means the Series C 10% Senior Exchangeable Preferred Stock issued by the Borrower pursuant to the Purchase Agreement.

      "PURCHASE AGREEMENT" means the Purchase Agreement described in Recital 1 above, as the same may be amended, supplemented or otherwise modified from time to time.

      "QUARTER" means any one of the following three-calendar-month periods in any calendar year: April 1 to and including June 30; July 1 to and including September 30; October 1 to and including December 31; and January 1 to and including March 31.

      "SECURITY AGREEMENT" means that certain security agreement executed concurrently herewith by and between Aloha Airlines, Inc., and the Lender, which shall effect an assignment to the Lender of, and grant to the Lender a valid and subsisting first security interest in and to the items of collateral described therein.

      "SERIES B PREFERRED STOCK" means the Series B Cumulative Convertible Participating Preferred Stock issued by the Borrower.

      "STOCK PLEDGE" means that certain Stock Pledge and Security Agreement dated the date of this Agreement, executed by the Borrower and the Lender, pledging to the Lender the Borrower's stock in Aloha Airlines, Inc.

      "STRUCTURING FEE" means a fee in the principal amount of $150,000.00, payable by the Borrower to the Lender, on or before the Closing Date, as provided in Section 5.8 of this Agreement.

      "SUBSIDIARIES" means Aloha Airlines, Inc., a Delaware corporation, Aloha IslandAir, Inc., a Delaware corporation, and any other corporations or limited liability companies which are wholly owned by the Borrower or by a Subsidiary of the Borrower.

      "TANGIBLE NET WORTH" means the excess of Total Assets of the Consolidated Group over Total Liabilities of the Consolidated Group, as determined in accordance with GAAP.

      "TOTAL ASSETS" means all items of property owned by the Consolidated Group which, in accordance with GAAP, would be included as an asset on the balance sheet as of the date to which assets are to be determined, EXCLUDING, HOWEVER,
 (a) all assets which would be classified as intangible assets under GAAP, such as, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, organization costs, and research and development costs), (b) treasury stock and minority interests in subsidiaries, (c) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, (d) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the relevant corporation, and (e) any evaluation or other write-up in book value of assets subsequent to December 31, 2000.

      "TOTAL LIABILITIES" means the principal amount of all items of indebtedness and other obligations of the Consolidated Group which, in accordance with GAAP, would be included as a liability on the balance sheet as of the date to which liabilities are to be determined, including, without limitation, (1) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as Capital Leases, (iii) reserves for loan losses and (iv) obligations under direct or indirect guarantees (except for letters of credit securing workers' compensation insurance and leases, completion bonds and guaranties, insurance bonds, customs bonds, litigation bonds, bonds issued in favor of airline clearinghouses (such as ARC), improvement bonds, and warranty and maintenance bonds required in the ordinary course of business) and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others (other than the Series B Preferred Stock and the Preferred Shares, to the extent the same may be deemed to constitute a liability of the Borrower).

 SECTION 2. THE LOAN.

      2.1 AMOUNT. Effective as of the Closing Date, the Borrower acknowledges that it is indebted to the Lender in the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), as evidenced by the Note. The Borrower hereby consents to the assignment of the Note by BWE to the Lender.

      2.2 INTEREST. Interest on the principal balance of the Loan shall accrue as provided in the Note.

      2.3 PAYMENTS. The Borrower shall pay to the Lender interest only during the first three (3) years of the Loan, and principal and interest during the last five (5) years of the Loan, all as provided in the Note. The Borrower shall repay the unpaid principal balance of the Loan, all accrued but unpaid interest thereon, and all fees, charges and other sums payable under the Loan Documents, to the Lender on the Maturity Date. The Borrower may prepay principal on the terms and conditions set forth in the Note. No amount of principal, once repaid or prepaid, may be reborrowed.

      2.4 SECURITY. The Borrower will deliver, or cause to be delivered, to the Lender on or before the Closing Date, among other items which may be reasonably required by the Lender:

           (a) the Security Agreement, together with a Uniform Commercial Code Financing Statement perfecting the security interest granted to the Lender in the Security Agreement; and

           (b) the Stock Pledge.

      2.5 GUARANTY; LIMITED GUARANTY. The Borrower will deliver, or cause to be delivered, to the Lender on or before the Closing Date, the Guaranty, duly executed by the Guarantor, and each Limited Guaranty, duly executed by each of the Limited Guarantors.

      2.6 CLOSING. Closing of the Loan shall be subject to the satisfaction of all of the conditions precedent set forth in Section 4 of this Agreement.

 SECTION 3. REPRESENTATIONS AND WARRANTIES BY THE BORROWER. The Borrower represents and warrants to the Lender that:

      3.1 ORGANIZATION, STANDING AND AUTHORITY OF BORROWER. The Borrower is a Hawaii corporation, duly registered, validly existing and in good standing under the laws of the State of Hawaii, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns. The Borrower has all requisite power and authority to execute and deliver the Loan Documents and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Loan Documents have been duly authorized by the Board of Directors of the Borrower and, to the extent required by law, by the stockholders of the Borrower, and no other corporate action of the Borrower is requisite to the execution and delivery of the Loan Documents.

      3.2  ORGANIZATION, STANDING AND AUTHORITY OF SUBSIDIARIES.

      (a) Aloha Airlines, Inc., is a Delaware corporation, duly registered, validly existing and in good standing under the laws of the State of Delaware, is authorized to do business in the State of Hawaii, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns. Aloha Airlines, Inc., has all requisite power and authority to execute and deliver the Guaranty and to observe and perform all of the provisions and conditions thereof. The execution and delivery of the Guaranty have been duly authorized by the Board of Directors of Aloha Airlines, Inc., and, to the extent required by law, by the stockholders of Aloha Airlines, Inc., and no other corporate action of Aloha Airlines, Inc., is requisite to the execution and delivery of the Guaranty.

      (b) Aloha IslandAir, Inc., is a Delaware corporation, duly registered, validly existing and in good standing under the laws of the State of Delaware, is authorized to do business in the State of Hawaii, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns.

      3.3 TAX RETURNS AND PAYMENTS. All tax returns and reports of the Borrower and the Subsidiaries required by law to be filed have been duly filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those which have been disclosed to the Lender but which are currently being contested in good faith) upon the Borrower or the Subsidiaries, or upon its or their properties or assets or income, which are due and payable, have been paid.

      3.4 LITIGATION. There is, to the knowledge of the Borrower, no action, suit, proceeding or investigation pending at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or threatened against or affecting the Borrower or the Subsidiaries (including the Guarantor), which might materially adversely affect the Borrower's ability to perform its obligations under the Loan Documents or the Guarantor's ability to perform its obligations under the Guaranty.

      3.5 BORROWER'S COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME. The Borrower is not in violation of or in default with respect to any term or provision of its Articles of Incorporation or Bylaws or any material mortgage, indenture, contract, agreement or instrument applicable to the Borrower or by which it may be bound; and the execution, delivery, performance of and compliance with each and all of the Loan Documents will not result in any such violation or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien or charge on any of the properties or assets of the Borrower not contemplated by this Agreement; and there is no term or provision of its Articles of Incorporation or Bylaws, or any mortgage, indenture, contract, agreement or instrument applicable to the Borrower or by which it may be bound, which may materially adversely affect the business or prospects or condition (financial or other) of the Borrower or of any of its properties or assets.

      3.6 GUARANTOR'S COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME. The Guarantor is not in violation of or in default with respect to any term or provision of its Certificate of Incorporation or Bylaws or any material mortgage, indenture, contract, agreement or instrument applicable to the Guarantor or by which it may be bound; and the execution, delivery, performance of and compliance with the Guaranty will not result in any such violation or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien or charge on any of the properties or assets of the Guarantor not contemplated by this Agreement; and there is no term or provision of its Certificate of Incorporation or Bylaws, or any mortgage, indenture, contract, agreement or instrument applicable to the Guarantor or by which it may be bound, which may materially adversely affect the business or prospects or condition (financial or other) of the Guarantor or of any of its properties or assets.

      3.7 COMPLIANCE WITH LAW. To the best of the Borrower's knowledge, the consummation of the transactions contemplated by the Loan Documents will not conflict with or result in a breach of any law, statute, ordinance, regulation, order, writ, injunction, or judgment of any court or governmental instrumentality, domestic or foreign.

      3.8 GOVERNMENTAL AUTHORIZATION. No consent, approval or authorization of, or registration, declaration or filing with, any governmental or public body or authority in connection with the valid execution and delivery of each of the Loan Documents (including the Limited Guaranty or the Guaranty) is required or, if required, such consent, approval, order or authorization shall have been obtained prior to the Closing Date.

      3.9 FINANCIAL STATEMENTS. All financial statements heretofore delivered to the Lender by the Borrower or the Subsidiaries are true and correct in all respects, and fairly represent the financial condition of the Borrower and the Subsidiaries as of the dates thereof; and no material, adverse changes have occurred in the financial condition reflected therein since the respective dates thereof to the Closing Date.

      3.10 BROKERS, FINDERS AND AGENTS. The Borrower has not employed or engaged any broker, finder or agent who may claim a commission or fee or other compensation with respect to the Loan. The Borrower will indemnify and hold the Lender harmless from any and all claims of brokers or other claims for commissions or fees in connection with the Loan and will further hold the Lender harmless and indemnify the Lender against all losses, damages, costs and charges (including attorneys' fees) which the Lender may sustain because of such claims or in consequence of defending against such claims.

      3.11 CHARACTER OF REPRESENTATIONS AND WARRANTIES. None of the financial statements or any certificate or statement furnished to the Lender by or on behalf of the Borrower or the Subsidiaries in connection with the Loan, and none of the representations and warranties in this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best knowledge of the Borrower, there is no fact which materially adversely affects or in the future (so far as the Borrower can now foresee) may materially adversely affect the ability of the Borrower to observe or perform its obligations under the Loan Documents, or of the Guarantor to observe or perform its obligations under the Guaranty, which has not been set forth herein or in a certificate or opinion of counsel or other written statement furnished to the Lender by or on behalf of the Borrower or the Guarantor.

 SECTION 4. CONDITIONS TO CLOSING.

      The Lender's agreement to purchase and accept an assignment of the Note is subject to the fulfillment, to its satisfaction, of the following conditions:

      4.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties contained in Section 3 of this Agreement and otherwise made by or on behalf of the Borrower or the Subsidiaries (including the Guarantor) in connection with the Loan, shall be true and correct as of the Closing Date, with the same effect as if made at such time.

      4.2 EXECUTION OF LOAN DOCUMENTS; EXECUTION OF PARTICIPATION RIGHTS AGREEMENT. The Borrower shall have delivered to the Lender and the Lender shall have approved, (a) all of the Loan Documents, duly executed by the appropriate parties, and (b) the Participation Rights Agreement, duly executed by the Borrower.

      4.3 EXPENSES. The Borrower shall have paid to the Lender on the Closing Date all of the fees and expenses provided for in Section 5.4 which are due and payable as of the Closing Date.

      4.4 FEES. The Borrower shall have paid to the Lender on the Closing Date the amounts of the Agency Fee, the Facility Fee, the Loan Fee and the Structuring Fee, provided for in Sections 5.5, 5.6, 5.7 and 5.8, of this Agreement, respectively, which are due and payable as of the Closing Date.

      4.5 NO EVENT OF DEFAULT. There shall exist at the Closing Date, no condition or event which would constitute an Event of Default or which, after notice or lapse of time, or both, would constitute an Event of Default.

      4.6 INSOLVENCY, BANKRUPTCY, ETC. Neither the Borrower, the Limited Guarantor nor the Guarantor shall have become insolvent; or made an assignment for the benefit of creditors; or failed generally to pay its debts as they become due; or become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days; or commenced a voluntary case under the bankruptcy laws as now or hereafter constituted; or filed any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation; or filed any answer admitting the material allegations of any petition filed against it in any such proceedings; or sought or consented to or acquiesced in the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or taken any action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against it seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or within sixty (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without its consent or acquiescence, any such appointment or possession shall not have been vacated or terminated.

      4.7 OPINION OF COUNSEL. The Borrower shall have delivered to the Lender and the Lender shall have approved, an opinion of legal counsel for the Borrower, the Limited Guarantor and the Guaranty, in substantially the form set forth in Exhibit "2" attached hereto and made a part hereof.

      4.8 CURRENT FINANCIAL STATEMENTS. The Borrower, the Limited Guarantor and the Guarantor shall have delivered current financial statements satisfactory to the Lender, showing that no adverse changes have occurred in their respective financial conditions since the date of the financial statements previously delivered to the Lender.

      4.9 PRO FORMA PROJECTIONS. The Borrower shall have provided to the Lender, and the Lender shall have approved, (a) an eight (8) year projection of operations, statement of cash flow and balance sheet for the Consolidated Group; and (b) an eight (8) year fleet schedule for Aloha Airlines, Inc., and Aloha IslandAir, Inc., containing the Borrower's best estimate of aircraft replacement and expansion for such air carriers.

      4.10 CONDITIONS ARE SOLELY FOR BENEFIT OF THE LENDER. All conditions set forth in this Section 4 are imposed solely and exclusively for the benefit of the Lender, its successors and assigns, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms, and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by the Lender at any time if, in its sole judgment, the Lender deems it advisable to do so.

 SECTION 5. OTHER COVENANTS OF THE BORROWER.

      The Borrower covenants and agrees with the Lender as follows:

      5.1 INFORMATION. The Borrower shall (a) furnish directly to the Lender with reasonable promptness such data and information, financial or otherwise, concerning the Borrower and/or its Subsidiaries as from time to time may reasonably be requested by the Lender, including, but not limited to, any filings made with the Securities and Exchange Commission; (b) promptly notify the Lender of any condition or event which constitutes a breach or event of default of any covenant, condition, warranty, representation or provision of any of the Loan Documents, and of any materially adverse change in the financial condition or operations of the Borrower or the Guarantor; and (c) furnish directly to the Lender not more than sixty (60) days after the end of each Quarter a "compliance certificate", signed by an authorized executive officer of the Borrower, to the effect that the signer has reviewed the relevant terms of this Agreement, and the other Loan Documents, and has made, or caused to be made under his or her supervision, a review of the transactions and condition of the Borrower and its Subsidiaries during such Quarter, and that such review has not disclosed the occurrence during such period, and that the signer does not have knowledge of the existence as at the date of such certificate, of any Event of Default, or, if any Event of Default has occurred or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto.

      5.2 PAYMENT OF TAXES. The Borrower shall pay or cause to be paid all taxes, assessments, and other governmental charges levied upon any of its properties or assets, or in respect of its income, before the same become delinquent, except that the Borrower will have the right to contest assessments and other charges in the manner provided in Section 6.2.

      5.3 INDEMNIFICATION OF THE LENDER. The Borrower shall indemnify and hold the Lender harmless from any and all claims asserted against the Lender by any person, entity or governmental authority arising out of or in connection with the Loan except for claims arising out of the Lender's gross negligence or wilful misconduct. The Lender shall be entitled to appear in any action or proceeding to defend itself against such claims, and all reasonable costs incurred by the Lender in connection therewith, including reasonable attorneys' fees, shall be reimbursed by the Borrower to the Lender within ten (10) days after presentment, as provided in Section 5.4. Any failure to so reimburse the Lender within the specified time period shall constitute an Event of Default under this Agreement, and the unreimbursed amount shall bear interest at the default rate specified in the Note.

      The Lender shall, at its sole option, be entitled to settle or compromise any asserted claim against it, and such settlement shall be binding upon the Borrower for purposes of this indemnification. Payment thereof by the Lender, or the payment by the Lender of any judgment or claim successfully perfected against the Lender, shall bear interest at the default rate specified in the Note until paid, and shall be payable upon demand of the Lender. The agreements contained in this section shall survive repayment of the Loan and termination of this Agreement.

      5.4 EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower shall assume and pay upon demand of the Lender:

           (a) All reasonable out-of-pocket expenses incurred by the Lender in connection with the making and continued administration of any portion of the Loan, including, but not limited to, the reasonable fees and disbursements and expenses of legal counsel for the Lender;

           (b) Any and all advances or payments made by the Lender pursuant to this Agreement or any of the other Loan Documents, and other similar or dissimilar reasonable expenses and charges in connection with the administration, servicing or collection of any portion of the Loan including restructuring of the Loan, all of which shall constitute an additional liability owing by the Borrower to the Lender; and

           (c) All costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by the Lender as a result of an Event of Default or for the purpose of negotiating a resolution of any default (whether by means of refinancing or otherwise and whether or not successful) or for the purpose of effecting collection of the amounts outstanding under the Loan, principal, interest, fees and charges, or any other sums required to be paid by the Borrower pursuant to any of the Loan Documents, when the same shall become due and payable (whether at the stated maturity thereof or upon any acceleration of the maturity thereof).

      5.5 AGENCY FEE. The Borrower shall pay the Agency Fee to the Lender in accordance with the terms of that certain side letter agreement executed concurrently herewith by and between the Borrower and the Lender.

      5.6 FACILITY FEE. The Borrower shall pay the Facility Fee to the Lender in accordance with the terms of that certain side letter agreement executed concurrently herewith by and between the Borrower and the Lender.

      5.7 LOAN FEE. The Borrower shall pay the entire Loan Fee ($150,000.00) to the Lender on or before the Closing Date.

      5.8 STRUCTURING FEE. The Borrower shall pay the entire Structuring Fee ($150,000.00) to the Lender on or before the Closing Date.

      5.9 MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Consolidated Group shall at all times maintain a Tangible Net Worth of not less than $22,772,000.00, plus (i) 50% of the cumulative annual consolidated net profit (before dividends) of the Consolidated Group, beginning with the year ended December 31, 2000, without deduction for any annual loss, and (ii) 75% of the amount received from any infusion of new equity or issuance of new capital stock.

      5.10 MINIMUM FIXED CHARGE COVERAGE RATIO. The Consolidated Group shall at all times maintain a minimum Fixed Charge Coverage Ratio of not less than
 1.30 to 1.

      5.11 MAXIMUM DEBT TO WORTH RATIO. The Consolidated Group shall at all times maintain a Debt to Worth Ratio which shall not exceed 5.00 to 1.

      5.12 FINANCIAL STATEMENTS. The Borrower shall furnish to the Lender the following:

           (a) as soon as available, but not later than sixty (60) days after the end of each Quarter, company-prepared quarterly consolidated financial statements of the Consolidated Group for such Quarter, prepared in accordance with GAAP, and the compliance certificate referred to in Section 5.1(c) of this Agreement, together with a calculation of the Tangible Net Worth, the Fixed Charges Coverage Ratio and the Debt to Worth Ratio for the Consolidated Group, for such Quarter.

           (b) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, (i) consolidated audited financial statements of the Borrower, for such fiscal year, prepared in accordance with GAAP, and accompanied by the opinion of independent certified public accountants of recognized standing, containing no qualifications, or only such qualification as are reasonably acceptable to the Lender, and (ii) internal, companyprepared consolidating financial statements of the Borrower, including the operations of the Subsidiaries.

           (c) as soon as available, but not later than sixty (60) days after the end of each Quarter, an aging report of accounts receivable for each member of the Consolidated Group.

           (d) as soon as available, but not later than March 1 of each calendar year, the projected consolidated financial statements of the Borrower for such calendar year.

      5.13 INSURANCE. The Borrower shall maintain and shall cause its Subsidiaries to maintain at all times during the term of the Loan such insurance as is normally carried by prudent air carriers engaged in the same or similar business as the Borrower, and its Subsidiaries.

      5.14 RESTRICTION ON PAYMENTS TO SHAREHOLDERS. Neither the Borrower nor its Subsidiaries shall declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or its Subsidiaries, or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree to purchase or redeem any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or its Subsidiaries, or any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or its Subsidiaries, provided, however, that nothing in this Section
 5.14 shall prohibit or restrict the Borrower's ability to perform its obligations under Section 7.9 of the Purchase Agreement.

      5.15. NEGATIVE COVENANTS. The Borrower shall not incur or suffer to be created or incurred or to exist, and shall not permit the Guarantor to incur or suffer to be created or incurred or to exist, any encumbrance, mortgage, security interest, pledge, lien or charge of any kind upon any of its property or assets of any character, whether now owned or hereafter acquired, or transfer any of such property or assets for the purpose of subjecting the same to the payment of any indebtedness or performance of any other obligation, or acquire or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement; PROVIDED, HOWEVER, that the Borrower and/or the Guarantor may create or incur or suffer to be created or incurred or to exist: (a) any existing encumbrance, mortgage, security interest, pledge, lien or charge; (b) any new encumbrance, mortgage, security interest, pledge, lien or charge which arises out of any refinancing, extension, renewal or refunding of any existing indebtedness, provided that such indebtedness is not increased and such indebtedness is not secured by any additional assets; (c) any purchase money encumbrance, mortgage, security interest, pledge, lien or charge which arises out of financing for the purchase of a new asset, provided that such indebtedness is not secured by any additional assets; (d) liens for taxes, assessments, governmental charges or claims, statutory liens arising in the ordinary course of business, liens incurred or deposits made in connection with workers' compensation, unemployment insurance, and other types of social security, liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds, easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Borrower or any of its Subsidiaries; and (e) any encumbrance, mortgage, security interest, pledge, lien or charge incurred in the ordinary course of business.

 SECTION 6. DEFAULT; REMEDIES ON DEFAULT.

      6.1 EVENTS OF DEFAULT. If and for so long as any of the following events (herein called "Events of Default") shall occur:

           (a) The Borrower shall default in the payment of principal or interest under the Note when the same becomes due; or

           (b) The Borrower shall default in the performance of or compliance with any term, covenant, condition or provision contained in any of the Loan Documents, and such default shall not have been remedied within twenty (20) days after the Lender notifies the Borrower in writing of such default; or

           (c) The Borrower shall become insolvent, or shall make an assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or the Borrower shall become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days, or shall commence a voluntary case under the bankruptcy laws as now or hereafter constituted, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of any petition filed against it in any such proceedings; or the Borrower shall seek or consent to or acquiesce in the appointment of or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets; or the Borrower shall take action looking to its dissolution or liquidation; or within sixty (60) days after commencement of any proceedings against the Borrower seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, such proceedings shall not have been dismissed; or within sixty
 (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of its properties or assets, without the consent or acquiescence of the Borrower, any such appointment or possession shall not have been vacated or terminated; or

           (d) The Guaranty shall be repudiated or breached, or any event described in subsection (c) above shall occur with respect to the Guarantor; or

           (e) The Limited Guaranty shall be repudiated or breached, or any event described in subsection (c) above shall occur with respect to either Limited Guarantor, provided, however, that if the Limited Guaranty terminates on August 30, 2002, in accordance with its terms, such termination shall not constitute a repudiation hereunder; or

           (f) Any representation made by or on behalf of the Borrower or the Guarantor herein or by the Limited Guarantor in the Limited Guaranty, or otherwise in writing in connection with the Loan shall prove to have been false or incorrect in any material respect on the date as of which such representation was made; or

           (g) A final judgment which alone exceeds $2,500,000.00 in amount shall be rendered against the Borrower or the Guarantor and shall not be covered by insurance reasonably satisfactory to the Lender, or be discharged or have execution thereof stayed pending appeal within thirty (30) days after entry of such judgment or shall not be discharged within thirty (30) days after the expiration of any such stay; or

           (h) The Borrower or the Guarantor shall default under any Capital Lease, or under any agreement respecting deferred payment for goods, or under any agreement involving the extension of credit to which the Borrower or the Guarantor is a party (if such default gives the holder of the obligation the right to accelerate the indebtedness) and such default shall not be waived or remedied within the time permitted for the remedying of such default under the applicable document; or

           (i) The Borrower or the Guarantor shall fail to comply with any financial covenant contained in any Capital Lease, or any agreement respecting deferred payment for goods, or any agreement involving the extension of credit to which the Borrower or the Guarantor is a party (whether or not such agreement is hereafter amended or terminated) and such failure shall not be waived or remedied within the time permitted for the remedying of such failure under the applicable document; or

           j) The Guarantor shall cease to be an air carrier operating under a certificate of convenience and necessity from the United States Department of Transportation; or

           (k) There occurs any adverse change in the business, assets or general financial condition of the Borrower or the Limited Guarantor or the Guarantor which has or, in the reasonable opinion of the Lender, could have, a material adverse effect upon the ability of the Borrower to observe and perform its obligations under the Loan Documents, or a material adverse effect upon the ability of the Limited Guarantor to observe and perform its obligations under the Limited Guaranty, or a material adverse effect upon the ability of the Guarantor to observe and perform its obligations under the Guaranty; or

           (l) Any "Event of Default" shall have occurred under the Line of Credit Agreement (unless the same is remedied within any cure period provided for therein);

      THEN, AND IN ANY SUCH EVENT, in addition to all remedies conferred by law, the Lender shall have the option to declare the Note to be due and payable, whereupon the entire aggregate unpaid principal balance under the Note, all accrued but unpaid interest thereon, and all fees, charges and other sums payable under the Loan Documents, shall forthwith mature and become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and upon such maturity by acceleration or otherwise, all such principal, interest, fees, charges and other sums, shall bear interest at the rate provided in the Note to be paid following an Event of Default.

      6.2 RIGHT OF CONTEST. The Borrower shall have the right to contest in good faith any claim, demand, levy or assessment by a third party the assertion of which would constitute an Event of Default hereunder; PROVIDED, HOWEVER, any such contest shall be prosecuted diligently and in a manner not prejudicial to the Lender hereunder; and, upon demand by the Lender, the Borrower shall make suitable provision by payment to the Lender or by bond satisfactory to the Lender for the possibility that the contest will be unsuccessful. Such provision shall be made within ten (10) days after demand therefor and, if made by payment of funds to the Lender, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to the Borrower or the adverse claimant.

      6.3 MARSHALLING. The Borrower hereby waives any and all rights to require any security given hereunder to be marshalled and agrees and acknowledges that after the occurrence of any Event of Default, the Lender may, in its sole and absolute discretion, proceed to enforce its rights under the Loan Documents and to realize on any or all of the security for the repayment of the amounts outstanding under the Loan or any portion or portions thereof, irrespective of the differing nature of such security and whether or not the same constitutes real or personal property.

 SECTION 7. MISCELLANEOUS PROVISIONS.

      7.1 AUTHORITY TO FILE NOTICES. The Borrower irrevocably appoints, constitutes and designates the Lender its attorney-in-fact to file for record any notice that the Lender reasonably deems necessary or desirable to protect its interests hereunder or under any of the Loan Documents. Such power shall be deemed coupled with an interest and shall be irrevocable while any sum remains due and owing under any of the Loan Documents, or any obligation of the Borrower thereunder remains unperformed.

      7.2 ACTIONS. The Lender shall have the right to commence, appear in or defend any action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder, or the amounts outstanding under the Loan, whether or not an Event of Default has occurred hereunder. In connection therewith, the Lender may incur and pay reasonable costs and expenses, including, but not limited to, reasonable attorneys' fees. The Borrower shall pay to the Lender all such expenses upon demand made therefor.

      7.3 TIMELINESS. TERM OF AGREEMENT; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Time is of the essence of this Agreement. This Agreement shall continue in full force and effect until all indebtedness of the Borrower to the Lender under the other Loan Documents shall have been paid in full, all obligations of the Borrower under this Agreement and the Loan Documents have been observed and performed, and all obligations of the Lender under this Agreement and the other Loan Documents have been terminated. All representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection with the Loan shall survive the execution and delivery of the Loan Documents and any investigation at any time made by, through or on behalf of the Lender. All statements contained in any certificate or other instrument delivered to the Lender on behalf of the Borrower pursuant hereto or otherwise in connection with the Loan shall constitute representations and warranties hereunder.

      7.4 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

      7.5 REMEDIES ARE CUMULATIVE. All rights, powers and remedies herein given to the Lender are cumulative and not alternative, are in addition to all rights, powers and remedies afforded by statutes or rules of law and may be exercised concurrently, independently, or successively in any order whatsoever. Without limiting the generality of the foregoing, the Lender may enforce any one or more of the Loan Documents without enforcing all of them concurrently or in any particular order.

      7.6 NO WAIVER. No failure, forbearance or delay on the part of the Lender in exercising any power or right under any of the Loan Documents shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right.

      7.7 NO JOINT VENTURE. The execution of this Agreement, the purchase of the Note by the Lender, and the exercise of any rights hereunder, are not intended, and shall not be construed, to create a partnership or joint venture between the Lender and the Borrower.

      7.8 NOTICES. All notices, requests, demands or documents which are required or permitted to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed or sent by facsimile as follows:

           TO BORROWER at: 371 Aokea Street
                           Honolulu, Hawaii 96819
                           Attention: Executive Vice President-Finance &
                                      Planning and Chief Financial Officer
                           FAX: (808) 833-3100

           TO LENDER at:  First Hawaiian Bank
                          999 BISHOP STREET
                          Honolulu, Hawaii 96813
                          Attention: Danford H. Oshima
                                     Vice President Corporate Banking Division
                          FAX: (808) 525-6372

 The addresses may be changed from time to time by the addressee by serving notice as heretofore provided. Service of such notice or demand shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the second day after the date of mailing, whichever is earlier in time.

      The Borrower hereby irrevocably authorizes the Lender to accept facsimile ("FAX") transmissions of such notices, requests, demands and documents, provided such transmission is signed by an officer of the Borrower authorized to do so in a corporate resolution. The Borrower shall and does hereby hold the Lender harmless from, and indemnify the Lender against, any loss, cost, expense, claim or demand which may be incurred by or asserted against the Lender by virtue of the Lender acting upon any such notices, requests, demands or documents transmitted in accordance with the above provisions. The Borrower shall confirm any such FAX transmission separately by telephone conference between the Lender and the individuals signing such FAX transmission, and shall thereafter transmit to the Lender the actual "hard copy" of the notice, request, demand or document in question.

      7.9 WAIVER OF JURY TRIAL. The Borrower hereby knowingly, voluntarily and intentionally waives any right it may have to a jury trial in any legal proceeding which may be hereafter instituted by the Lender or the Borrower to assert any of their respective claims arising out of or relating to any of the Loan Documents or any other agreement, instrument or document contemplated thereby. In such event, the Borrower, at the request of the Lender, shall cause its attorney of record to effectuate such waiver in compliance with the Hawaii Rules of Civil Procedure, as the same may be amended from time to time.

      7.10 ENTIRE AGREEMENT. The Loan Documents constitute all of the agreements between the parties relating to the Loan and supercede all other prior or concurrent oral or written letters, agreements or understandings. Without limiting the generality of the foregoing, the provisions of this Agreement supercede all inconsistent provisions contained in the Purchase Agreement and in the event of any discrepancy between the provisions of this Agreement and the Purchase Agreement the provisions of this Agreement shall control.

      7.11 ASSIGNMENT; PARTIES IN INTEREST. THE Borrower shall not assign its interest in this Agreement without the prior written consent of the Lender, which consent may be withheld by the Lender in its sole and absolute discretion. The Lender may assign its interest in this Agreement or any portion thereof, with the prior written consent of the Borrower; provided, however, that the consent of the Borrower shall not be unreasonably withheld. The Lender may, upon notice to the Borrower, at any time sell to one or more Participants participating interests in its share of the Loan PROVIDED, HOWEVER, that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with its rights and obligations under this Agreement and the other Loan Documents. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, whether or not hereinabove so expressed and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of the Note or any part thereof or interest therein.

      7.12 HEADINGS OF PARAGRAPHS. The headings of paragraphs and subparagraphs herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Agreement.

      7.13 APPLICABLE LAW. This Agreement is executed and delivered in and shall be construed and enforced in accordance with the laws of the State of Hawaii.

      7.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      7.15 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement and the other Loan Documents will remain unaffected.

      7.16 TERMS AND CONDITIONS OF THIS AGREEMENT SUPPLEMENT OTHER LOAN DOCUMENTS. The terms and conditions of this Agreement and the covenants, representations and warranties of the Borrower under this Agreement shall not be deemed to supersede, amend or modify the obligations and duties of the Borrower under the other Loan Documents. The terms and conditions of this Agreement and the covenants, representations and warranties of the Borrower hereunder merely supplement, and do not supplant or supersede, provisions of similar effect or subject matter in the other Loan Documents.

      7.17 AGENTS. In exercising any rights under this Agreement or the other Loan Documents, the Lender may act through its employees, agents or independent contractors; provided that the Lender shall remain responsible for the actions of such employees and agents.

      7.18 CONSENT BY THE LENDER. Whenever the consent of the Lender is required by the terms of this Agreement, except where the granting of such consent is reserved to the Lender in its sole judgment, option or discretion, such consent shall not be unreasonably or arbitrarily withheld.

      7.19 LENDER'S RIGHT OF SETOFF. Upon the occurrence of any Event of Default, or if the Lender shall be served with garnishee process, whether or not the Borrower shall be in default hereunder at the time, the Lender may, but shall not be required to, set off any indebtedness owing by the Lender to the Borrower against any indebtedness under the Loan Documents, without prejudice to any other rights or remedies of the Lender thereunder.

      7.20 CONFIDENTIALITY. Notwithstanding the provisions of Section 15.9 of the Purchase Agreement, the Lender's obligations regarding non-disclosure of "information" about the Borrower or any Subsidiary shall only apply to information designated by the Borrower as "Confidential" at the time such information is provided to the Lender, and the Lender shall be released from any and all restrictions on the disclosure of any such information if an Event of Default has occurred and is continuing hereunder.

      IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement on the day and year first above stated.

                                  FIRST HAWAIIAN BANK

                                  By /s/ Danford H. Oshima
                                     -----------------------------------
                                     Danford H. Oshima
                                     Its Vice President
                                                                          Lender


                                   ALOHA AIRGROUP, INC.

                                  By /s/ Glenn R. Zander
                                     -----------------------------------
                                     Glenn R. Zander
                                     Its President and CEO


                                  By /s/ Brenda F. Cutwright
                                     -----------------------------------
                                     Brenda F. Cutwright
                                     Its EVP, CFO and Treasurer
                                                                        Borrower

                                      NOTE

           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2),(3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (E) OR (F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii)IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.


                                   EXHIBIT "1"

                               ALOHA AIRGROUP INC.

       SENIOR SECURED GUARANTEED FLOATING RATE NOTES DUE SEPTEMBER 8, 2008

 NO._______                                            Dated: September 8, 2000

 $20,000,000.00

           FOR VALUE RECEIVED, the undersigned, ALOHA AIRGROUP, INC., a Hawaii corporation (the "Company"), HEREBY PROMISES TO PAY to BANCWEST CORPORATION, a Delaware corporation, or its registered assigns, the principal amount of TWENTY MILLION AND N0/100 U.S. Dollars (US$20,000,000.00), or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest at the applicable rate set forth below.

           Payments of principal of, and interest on, this Note are payable in lawful money of the United States of America at the place designated therefor as set forth in Section 9.1 of the Purchase Agreement (as defined below), or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Purchase Agreement referred to below. Whenever any payment under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

           This Note is one of a series of Senior Secured Guaranteed Floating Rate Notes due September 8, 2008 (collectively, the "NOTES") originally issued or to be issued in an aggregate principal amount of up to $40,000,000 pursuant to the Purchase Agreement dated as of September 8, 2000 (as amended, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"; capitalized terms not otherwise defined herein having the same meanings as specified in the Purchase Agreement) between the Company and the respective purchasers of the Company's Series C 10% Senior Exchangeable Preferred Stock (the "PREFERRED SHARES") (collectively, the "PURCHASERS") named therein and pursuant to the Certificate of Designation relating to the Preferred Shares (the "CERTIFLICATE OF DESIGNATION").

      1.   DEFINITIONS

           As used in this Note, the following terms shall have the following meanings:

           (a) "ONE-MONTH LIBOR RATE" means the average of the offered rates of interest (rounded upward, if necessary, to the next higher 1/16th of 1 %) which appear on the Telerate Screen LIBO Page as of 11:00 a.m. London Time on the day that is two (2) LIBOR Business Days prior to the day on which the applicable Interest Period is to begin, for deposits, in U.S Dollars, for a period of one month.

         (b) "TWO-MONTH LIBOR RATE" means the average of the offered rates of interest (rounded upward, if necessary, to the next higher 1/16th of 1 %) which appear on the Telerate Screen LIBO Page as of 11:00 a.m. London Time on the day that is two (2) LIBOR Business Days prior to the day on which the applicable Interest Period is to begin, for deposits, in U.S.
    Dollars, for a period of two months.

         (c) "THREE-MONTH LIBOR RATE" means the average of the offered rates of interest (rounded upward, if necessary, to the next higher 1/16th of 1 %) which appear on the Telerate Screen LIBO Page as of 11:00 a.m. London Time on the day that is two (2) LIBOR Business Days prior to the day on which the applicable Interest Period is to begin, for deposits, in U.S.
    Dollars, for a period of three months.

         (d) "BUSINESS DAY" means a day on which the banks are open for business in the state of Hawaii.

         (e) "CONSOLIDATION" has the meaning set forth in the Purchase Agreement.

         (f) "INTEREST PERIOD" means the period commencing on the date designated in the applicable Notice of Selection of Interest Rate, and ending one, two or three months thereafter, as specified in such Notice of Selection of Interest Rate, provided that: (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the previous Business Day; (ii) any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, shall end on the last Business Day of a calendar month; and
    (iii) no Interest Period shall extend beyond the Maturity Date.

         (g) "LIBOR BUSINESS DAY" means a day on which London banks are open for business for trading inter-bank U.S. Dollar deposits.

         (h) "NOTICE OF SELECTION OF INTEREST RATE" means a Notice of Selection of Interest Rate described in paragraph 2 below.

         (i) "PRIME RATE" means the lending rate of interest per annum announced publicly by the First Hawaiian Bank from time to time as its "Prime Interest Rate", which rate shall not necessarily be the best or lowest rate charged by First Hawaiian Bank from time to time.

         (j) "PRINCIPAL BALANCE" means the outstanding principal balance of this Note.

         (k) "QUARTER" means any one of the following three-calendar-month periods in any calendar year: April 1 to and including June 30; July 1 to and including September 30; October 1 to and including December 31; and January 1 to and including March 31.

         (l) "TANGIBLE NET WORTH" has the meaning set forth in the Purchase Agreement.

    2.   INTEREST RATE

         This Note shall bear interest in accordance with the following terms:

         (a) From the issue date of this Note until the end of the Quarter immediately following the Issue Date, at a fluctuating rate per annum equal to one-fourth of one (.25) percentage point higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

          (b) From the end of the Quarter immediately following the Issue Date until the third anniversary of the Issue Date:

              (i) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of $38,000,000 or more, at the Company's option, the One-Month LIBOR Rate, the Two-Month LIBOR Rate or the Three-Month LIBOR Rate, plus, in each case, 2.25%. If the Company selects the One-Month LIBOR Rate as the rate upon which interest shall be based, interest shall accrue for an Interest Period of one month. If the Company selects the Two-Month LIBOR Rate or the Three-Month LIBOR Rate as the rate upon which interest shall be based, interest shall accrue for an Interest Period of two months or three months, respectively. In each case described in this paragraph
         (b)(i), interest shall be computed on the basis of a 360-day year.

              (ii) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $30,000,000 but less than $38,000,000, at a fluctuating rate per annum equal to one-fourth of one (.25) percentage point higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

              (iii) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $23,000,000 but less than $30,000,000, at a fluctuating rate per annum equal to one-half of one (.50) percentage point higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

               (iv) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $16,000,000 but less than $23,000,000, at a fluctuating rate per annum equal to three-fourths of one (.75) percentage point higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

              (v) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of less than $16,000,000, at a fluctuating rate per annum equal to one and one-half (1.50) percentage points higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

         (c) From the third anniversary of the Issue Date until the fifth anniversary of the Issue Date:

              (i) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of $38,000,000 or more, at the Company's option, the One-Month LIBOR Rate, the Two-Month LIBOR Rate or the Three-Month LIBOR Rate, plus, in each case, 2.75%. If the Company selects the One-Month LIBOR Rate as the rate upon which interest shall be based, interest shall accrue for an Interest Period of one month. If the Company selects the Two-Month LIBOR Rate or the Three-Month LIBOR Rate as the rate upon which interest shall be based, interest shall accrue for an Interest Period of two months or three months, respectively. In each case described in this paragraph
         (c)(i), interest shall be computed on the basis of a 360-day year.

              (ii) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $30,000,000 but less than $38,000,000, at a fluctuating rate per annum equal to three-fourths of one (.75) percentage point higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

              (iii) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $23,000,000 but less than $30,000,000, at a fluctuating rate per annum equal to one (1.00) percentage point higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

              (iv) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $16,000,000 but less than $23,000,000, at a fluctuating rate per annum equal to one and one-fourth (1.25) percentage points higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

              (v) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of less than $16,000,000 at a fluctuating rate per annum equal to two (2.00) percentage points higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

         (d) From the fifth anniversary of the Issue Date until the stated maturity date of this Note:

              (i) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of $38,000,000 or more, at a fluctuating rate per annum equal to one-fourth of one (.25) percentage point higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

              (ii) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $30,000,000 but less than $38,000,000, at a fluctuating rate per annum equal to one (1.00) percentage point higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

              (iii) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $23,000,000 but less than $30,000,000, at a fluctuating rate per annum equal to one and one-fourth (1.25) percentage points higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

              (iv) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of at least $16,000,000 but less than $23,000,000, at a fluctuating rate per annum equal to one and one-half (1.50) percentage points higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

                (v) If the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of less than $16,000,000 at a fluctuating rate per annum equal to two and one-fourth (2.25) percentage points higher than the Prime Rate in effect from time to time during such period. Each change in such fluctuating rate shall take effect simultaneously with the corresponding change in the Prime Rate.

           (e) In the case of (b)(1) and (c)(1) above, the Company shall, not less than three Business Days prior to the date on which the One-Month LIBOR Rate, Two-Month LIBOR Rate or Three-Month LIBOR Rate is to commence, select the rate at which interest shall accrue by advising the holder of this Note and delivering to the holder a written Notice of Selection of Interest Rate in the form attached hereto as Exhibit 1. If the Company fails to deliver a new Notice of Selection of Interest Rate at least three Business Days prior to the end of the current Interest Period, the Company shall be deemed to have selected the Prime Rate as the applicable rate for the period commencing the day after the end of the current Interest Period until the date which is three Business Days after the Company delivers to the holder of this Note a valid written Notice of Selection of Interest Rate. If the Company selects the One-Month LIBOR Rate, Two-Month LIBOR
     Rate or Three-Month LIBOR Rate and no rates appear on the Telerate Screen LIBO Page for the selected Interest Period, the Company shall be deemed to have selected the Prime Rate as the applicable rate for the period commencing on the date of such determination until the date which is three Business Days after the Company delivers to the holder of this Note a valid written Notice of Selection of Interest Rate for a LIBOR rate and the applicable rate does appear on the Telerate Screen LIBO Page for the selected Interest Period.

           (f) Interest based on the Prime Rate shall be computed on the basis of a 365-day year.

      3.   PAYMENTS, MATURITY DATE

           Whenever interest is based on the Prime Rate, such interest shall be payable monthly, on the first Business Day of each month. Whenever interest is based upon the One-Month LIBOR

 Rate, the Two-Month LIBOR Rate or the Three-Month LIBOR Rate, payment shall be made at the end of the Interest Period.

      4.   REPAYMENT

           Starting on the third anniversary of the Issue Date, the Company shall, in addition to applicable interest payments, make monthly principal payments equal to 1.67% of the original principal amount of the Note until the stated maturity of this Note, whereupon all unpaid principal and all accrued but unpaid interest, shall be due and payable.

      5.   PREPAYMENTS

           The Company may make prepayments of principal without a prepayment charge at any time when interest is based on the Prime Rate, and at the end of the applicable Interest Period when interest is based on the One-Month LIBOR Rate, the Two-Month LIBOR Rate, or the Three-Month LIBOR Rate. Any prepayment shall be applied against the principal sum outstanding and shall not postpone the due date of any subsequent monthly payment or change the amount of any subsequent monthly payment.

      6.   DEFAULT

           If the Company shall default in the payment of principal, interest or other fees or charges when due under this Note, or if the Company shall default in the performance of or compliance with any term, covenant, condition or provision required to be performed or complied with by the Company under any other agreement or security instrument executed by the Company in connection with this Note (this Note and all such other agreements and instruments being hereinafter called the "Loan Documents") and such default shall not have been remedied during the period the Company is required to remedy such default, then, and in any such event, the holder hereof shall have the option to declare the unpaid principal sum of this Note, together with all interest accrued thereon, and all fees, charges and other sums payable under the Loan Documents, to be immediately due and payable, and such principal sum and interest, and all such fees, charges and other sums, shall thereupon become and be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and, upon such maturity, by acceleration or otherwise, the unpaid principal balance, all accrued but unpaid interest, and all such fees, charges and other sums shall thereafter bear interest until fully paid at a rate per annum equal to four (4) percentage points higher than the rate that would otherwise be in effect from time to time under this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of the same or any subsequent default.

      7.   LATE CHARGES

           If any payment hereunder shall not have been paid within ten (10) days after the same becomes due and payable, the holder of this Note, in addition to its other remedies, may collect, and the Company shall pay on demand, a late charge equal to five percent (5%) of the amount overdue.

           This Note shall be governed by, and construed in accordance with, the laws of the State of Hawaii.

                                 ALOHA AIRGROUP, INC.

                                 By _____________________________
                                 Name: Glenn R. Zander
                                 Title: President and CEO

                                 By _____________________________
                                 Name: Brenda F. Cutwright
                                 Title: EVP, CFO and Treasurer

                                   EXHIBIT "1"

                      NOTICE OF SELECTION OF INTEREST RATE

 To: [Holder]


                                               Date: ________________________

           We refer to the above-captioned Note and hereby:

           (1)          give you notice that we wish to select

                [ ]     the One-Month LIBOR Rate

                [ ]     the Two-Month LIBOR Rate

                [ ]     the Three-Month LIBOR Rate

           (2) confirm that the selection of the interest rate for such advance is within our corporate powers and has been validly authorized by appropriate corporation action; that no Event of Default has occurred and no event has occurred which, with the giving of notice and/or the lapse of time would constitute an Event of Default; and

           (3) confirm that the Company has a Consolidated Tangible Net Worth for the Quarter immediately preceding the date of determination of $38,000,000 or more.

           Terms defined in the Note shall have the same meanings in this Notice.


                                  ALOHA AIRGROUP, INC.


                                  By:_____________________________________
                                     Its:



                                  By:_____________________________________
                                     Its:

                                     ALLONGE

           Pay to the Order of FIRST HAWAIIAN BANK, without recourse, warranty or representation

                BANCWEST CORPORATION

                By__________________________________
                  John K. Tsui
                  Its Vice President and Chief Credit Officer


                By__________________________________
                  Howard H. Karr
                  Its Executive Vice President and Chief Financial Officer


                Date:_______________________________

                                   EXHIBIT "2"




                               Opinion of Counsel





                                [To Be Attached]

                                    GUARANTY

          WHEREAS, ALOHA AIRGROUP, INC., a Hawaii corporation (the "Company"), has issued 20,000 shares of Series C 10% Exchangeable Preferred Stock (the "Preferred Shares") to BancWest Corporation, a Delaware corporation, pursuant to the terms and provisions of that certain Purchase Agreement dated as of September 8, 2000 (the "Purchase Agreement"); and

          WHEREAS, the Purchase Agreement provides that the Preferred Shares will be exchangeable, at the Company's option, into Senior Secured Guaranteed Floating Rate Notes (the "Notes") at $1,000 for each Preferred Share; and

          WHEREAS, the Company has exercised its option to exchange the Preferred Shares held by BancWest Corporation into the Notes; and

          WHEREAS, BancWest Corporation has agreed to sell and assign the Notes to First Hawaiian Bank, a Hawaii corporation ("FHB"), and FHB has agreed to purchase and accept an assignment of the Notes; and

          WHEREAS, upon such assignment, FHB will become a registered holder of the Notes in the aggregate amount of $20,000,000.00; and

          WHEREAS, the Purchase Agreement provides that the Company will, at the request of any holder of at least $15,000,000.00 of Notes, cause ALOHA AIRLINES, INC., a Delaware corporation (the "Guarantor"), to enter into a Guaranty of the Notes containing such terms and provisions as may be required by such holder;

          NOW, THEREFORE, pursuant to the provisions of the Purchase Agreement, and in consideration of FHB's agreement to purchase and accept an assignment of the Notes, as described above, the Guarantor hereby agrees as follows:

          The Guarantor hereby unconditionally and irrevocably guarantees to FHB, and to each holder of any interest in the Notes (each holder of any interest in the Notes being hereinafter collectively and individually called the "Holder") that: (i) the Company will duly and punctually repay all amounts outstanding under the Notes, together with interest thereon, in accordance with the provisions thereof and of that certain Loan Agreement executed concurrently herewith by the Company and FHB (the "Loan Agreement"), whether at maturity, or by acceleration or otherwise, all at the times and place and at the rate and in the currency described therein; (ii) the Company will duly and punctually observe and perform each and every agreement, covenant and condition on its part to be observed or performed under the "Loan Documents" defined in the Loan Agreement; and (iii) the Guarantor will pay to the Holder, promptly after demand, the costs and expenses, including, but not limited to, attorneys' fees, incurred in connection with enforcing the rights of the Holder against the Guarantor following any default in the due observance or performance of any agreement, covenant or condition on the part of the Company to be performed or observed under the Loan Documents.

          For the consideration aforesaid, the Guarantor hereby further covenants and agrees as follows:

          1. UNCONDITIONAL AND ABSOLUTE GUARANTY. This is an unconditional and absolute guaranty of payment and not merely a guaranty of collection, and if for any reason, any duty, agreement or obligation of the Company contained in any of the Loan Documents shall not be observed or performed by it, or if any amounts or any part thereof payable under or in connection with any of the Loan Documents shall not be paid in full when and as due and payable, the Guarantor undertakes promptly to observe and perform or cause to be observed and performed each of such duties, agreements and obligations and to pay forthwith such amounts to the Holder, regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of whether or not any Holder or anyone on behalf of such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against any of such parties or any other person to compel any such performance or to collect all or part of any such amounts, either pursuant to the Loan Documents, or at law or in equity, and regardless of any other condition or contingency.

          2. WAIVER. The Guarantor hereby unconditionally waives any and all statutory and common law suretyship defenses that now or hereafter may be available to the Guarantor, to the extent permitted by applicable law, including, without limitation (a) any requirement that any Holder in the event of any default by the Company first make demand upon, or seek to enforce remedies against, the Company or any other guarantor or any security or collateral held by FHB at any time, or to pursue any other remedy in its power, before being entitled to payment from the Guarantor of the amounts payable by the Guarantor hereunder, or before proceeding against the Guarantor; (b) any defense that may arise by reason of (i) the revocation or repudiation of this Guaranty by the Guarantor, or the revocation or repudiation of any of the Loan Documents by the Company or any other person or entity, (ii) the failure of FHB to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Company or any other person or entity, or (iii) the invalidity, irregularity or unenforceability in whole or in part of the Notes or any of the other Loan Documents or any other document, instrument, or agreement referred to therein, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder, which may now or hereafter be caused or imposed in any manner whatsoever; (c) diligence, presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (d) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) by FHB which destroys or otherwise impairs any subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Company for reimbursement, or both; (e) any defense based upon any taking, modification or release of any collateral or guaranties for the indebtedness of the Company under the Notes, or any failure to perfect any security interest in, or the taking of any other action or the failure to take any other action with respect to any collateral securing the payment of such indebtedness or the performance of the obligations (including payment obligations) of the Company under the Loan Documents; (f) any rights or defenses based upon an offset by the Guarantor against any obligation now or hereafter owed to the Guarantor by the Company; or (g) any right of appraisement with regard to the value of any collateral which FHB may apply as a credit to the obligations of the Company, through foreclosure or otherwise, and agrees that the determination by an independent appraiser appointed by FHB of the value of such collateral shall be binding upon the Guarantor for all purposes; it being the intention hereof that the Guarantor shall remain fully liable, as principal, until the full payment of the indebtedness under the Notes, and full performance of all the obligations (including payment obligations) of the Company under the Loan

 Documents, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Guarantor.

          3. NO RELEASE OF GUARANTY. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected, stayed or impaired, without the written consent of the Holder, by (a) any assignment, indorsement or transfer, in whole or in part, of the Notes, although made without notice to or the consent of the Guarantor; or (b) any waiver by the Holder of the performance or observance by the Company or the Guarantor of any of the agreements, covenants, terms or conditions contained in the Loan Documents; or (c) any extension of the time for payment of any amounts payable under or in connection with the Loan Documents or of the time for performance by the Company or the Guarantor of any other obligations under or arising out of the Loan Documents or any extension or renewal thereof; or (d) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in the Loan Documents; or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or the Guarantor; or (f) any receivership, insolvency, bankruptcy, reorganization, dissolution or other similar proceedings, affecting the Company or the Guarantor or any of their assets; or (g) any release of any property from the lien and security interest created by any of the Loan Documents or the acceptance of additional or substitute property as security under the Loan Documents; or (h) the release or discharge of the Company from the observance or performance of any agreement, covenant, term or condition contained in the Loan Documents; or (i) any action which the Holder may take or omit to take by virtue of the Loan Documents or through any course of dealing with the Company; or (j) the addition of a new guarantor (the Guarantor acknowledging that certain shareholders of the Company will be providing limited guaranties to FHB with respect to the Company's obligations under the Notes and the other Loan Documents, but that the Holder has no obligation to seek to enforce any remedies against any of such limited guarantors before being entitled to payment from the Guarantor of the entire amount guaranteed hereunder); or (k) any change in the status or structure of the Company, including any change by incorporation, merger or consolidation;
 (l) any change in the composition of the Company, including, without limitation, any addition of, removal of, replacement for or substitution of any officer or stockholder of the Company (if the Company is a corporation), any addition of, removal of, replacement for or substitution of any general or limited partner of the Company (if the Company is a partnership), or any addition of, removal of, replacement for or substitution of any member of the Company (if the Company is a limited liability company or partnership); or (m) the operation of law or any other cause, whether similar or dissimilar to the foregoing, PROVIDED, HOWEVER, that notwithstanding the foregoing, no such waiver, extension, modification or amendment shall without the consent of the Guarantor increase the principal amount of the Notes, or increase the interest rate payable thereon, or increase any premium payable upon redemption thereof, or shorten the stated maturity thereof, except in accordance with the express provisions of the Notes and the Loan Documents.

          4. WAIVER OF SUBROGATION. The Guarantor hereby waives any and all right the Guarantor may have to be subrogated to the right of the Holder to receive payments or distributions of assets of the Company following any payment made by the Guarantor on this Guaranty, unless and until all amounts payable under the Notes have been paid and all other amounts payable under this Guaranty shall have been paid in full, and the Holder shall have received an opinion from counsel to the Guarantor, acceptable to the Holder, that the payment of all amounts due under the Notes does not constitute a payment which may be avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company. If (i) the Guarantor shall make payment to any Holder under this Guaranty, (ii) all amounts under the Notes and any amounts payable under this Guaranty shall have been paid in full, (iii) the maturity date of the Notes shall have occurred, and (iv) the Holder shall have received an opinion from counsel to the Guarantor, acceptable to the Holder, that the payment of all amounts due under the Notes does not constitute a payment which may be avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company, the Holder will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, necessary to evidence the transfer by subrogation to the Guarantor of an interest resulting from such payment made by the Guarantor pursuant to this Guaranty.

          5. SUBORDINATION OF INDEBTEDNESS; BANKRUPTCY OF COMPANY. Any indebtedness of the Company now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Company to the Holder; and, upon the request of the Holder, such indebtedness of the Company to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Holder and shall be paid over to the Holder on account of the indebtedness of the Company to the Holder without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          6. CLAIMS IN BANKRUPTCY. The Guarantor will file all claims against the Company in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law upon any indebtedness of the Company to the Guarantor or claim against the Company by the Guarantor, and the Guarantor hereby assigns to FHB all rights of the Guarantor thereunder. If the Guarantor does not file any such claim, FHB, as attorney-in-fact for the Guarantor, is hereby authorized to do so in the name of the Guarantor or, in FHB's discretion, to assign the claim and to cause proof of claim to be filed in the name of FHB's nominee. FHB or its nominee shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to FBB the full amount payable on such claim up to the amounts due under this guaranty, and, to the full extent necessary for that purpose, the Guarantor hereby assigns to FHB all of the Guarantor's rights to any such payments or distributions to which the Guarantor would otherwise be entitled; provided, however, that the Guarantor's obligations hereunder shall not be satisfied except to the extent that FHB receives cash by reason of any such payment or distribution. If FHB receives anything hereunder other than cash, the same shall be held as collateral for the payment of all amounts due under this Guaranty.

          7. LITIGATION, CHANGE IN GUARANTOR'S FINANCIAL CONDITION. The Guarantor will promptly notify FHB of any material adverse litigation to which the Guarantor becomes a party and any adverse change in the Guarantor's financial condition which might impair or diminish the value of this Guaranty to the Holder as an assurance of the repayment of the indebtedness of the Company to the Holder. In the event of any such adverse change which so impairs or diminishes the value of this Guaranty, the Guarantor will, upon request of FHB, promptly furnish or make available to the Holder such satisfactory additional security in such manner as the Holder may reasonably request to compensate for such adverse change. The Guarantor shall promptly furnish the Holder with such information, financial or otherwise, as the Holder may from time to time request concerning the Guarantor.

          8. CONDITION OF COMPANY. The Guarantor is fully aware of the financial condition of the Company and is executing and delivering this Guaranty based solely upon the Guarantor's own independent investigation of all matters pertinent hereto, and is not relying in any manner upon any representation or statement of FHB. The Guarantor represents and warrants that the Guarantor is in a position to obtain and the Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the Company's financial condition and any other matter pertinent hereto as the Guarantor may desire, and the Guarantor is not relying upon or expecting FHB to furnish to the Guarantor any information now or hereafter in FHB's possession concerning the same or any other matter. By executing this Guaranty, the Guarantor knowingly acknowledges and accepts the full range of risks encompassed within a contract of this type. The Guarantor shall have no right to require FHB to obtain or disclose any information with respect to the indebtedness under the Notes or the obligations of the Company under the Loan Documents, the financial condition or character of the Company, the Company's ability to pay such indebtedness or perform such obligations, the existence of any collateral or security for any or all of such indebtedness or such obligations, the existence or non-existence of any other guaranties of all or any part of such indebtedness or such obligations, or any action or non-action on the part of FHB, the Company, or any other person, or any other matter, fact or occurrence whatsoever.

          9. BANKRUPTCY. Until all indebtedness under the Notes has been paid to the Holder, and all obligations under the Loan Documents have been performed, the Guarantor shall not, without the prior written consent of the Holder, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Company. The obligations of the Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or by any defense which the Company may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Guarantor acknowledges and agrees that any interest on the indebtedness under the Notes which accrues after the commencement of any such proceeding (or, if interest on any portion of such indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of such indebtedness if said proceeding had not been commenced) shall be included in the indebtedness guaranteed by the Guarantor hereunder, since it is the intention of the parties that the amount of the indebtedness which is guaranteed by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Company of any portion of such indebtedness. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to the Holder, or allow the claim of the Holder in respect of, any such interest accruing after the date on which such proceeding is commenced. In the event that all or any portion of such indebtedness is paid or all or any part of the obligations under the Loan Documents are performed by the Company, the obligations of the Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in such proceeding.

          10. REMEDIES, CUMULATIVE. The rights and remedies of the Holder hereunder and under the Loan Documents are cumulative and not exclusive and may be exercised in whole or in part and in any order and at any time or times as the Holder shall determine. All security of any kind or nature received or receivable by the Holder for the repayment of the indebtedness evidenced by the Note may be applied in any manner or order determined by the Holder except as expressly provided otherwise in the Loan Documents.

          11. AMENDMENTS, CONTINUING LIABILITY. The terms of this Guaranty may not be modified or amended except by a written agreement executed by the Guarantor with the consent in writing of the Holder. The obligations of the Guarantor under this Guaranty shall be continuing obligations and a separate cause of action shall be deemed to arise in respect of each default hereunder. The Guarantor will from time to time deliver, upon request of the Holder, satisfactory acknowledgments of the Guarantor's continued liability hereunder.

          12. RECEIPT AND EXAMINATION OF LOAN DOCUMENTS. The Guarantor hereby acknowledges that it has received and examined copies of the Loan Documents, the observance and performance of which by the Company are hereby guaranteed.

          13. NOTICES. Any notice or demand to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:

               To FHB at:            First Hawaiian Bank
                                     999 Bishop Street
                                     Honolulu, Hawaii 96813
                                     Attention: Danford H. Oshima
                                                Vice President Corporate
                                                Banking Division
                                     FAX: (808) 525-7173

               To GUARANTOR at:      371 Aokea Street
                                     Honolulu, Hawaii 96819
                                     Attention: Executive Vice President-Finance
                                                & Planning and Chief Financial
                                                Officer
                                     FAX: (808) 833-3100

 Any such address may be changed from time to time by the addressee by serving notice to the other party as above provided. Service of such notice or demand shall be deemed complete on the date of actual delivery or at the expiration of the second day after the date of mailing if mailed in Hawaii, whichever is earlier.

          14. PARTIES IN INTEREST. All covenants, agreements, terms and conditions in this Guaranty contained shall be binding on the Guarantor and the Guarantor's successors and assigns, and shall bind, inure to the benefit of and be enforceable by the Holder from time to time.

          15. GOVERNING LAW; SEVERABILITY. This Guaranty shall for all purposes be construed in accordance with the laws of the State of Hawaii. The Guarantor hereby irrevocably and unconditionally submits, for purposes of any action or proceeding which the Holder may bring to enforce this Guaranty, to the jurisdiction of the courts of the State of Hawaii and the Federal District Court for the District of Hawaii. The submission to such jurisdiction shall not prevent the Holder from commencing any such action or proceeding in any other court having jurisdiction. If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provision shall remain unaffected.

          16. TERMS OF THIS GUARANTY SUPERCEDE ANY OTHER GUARANTY. The Guarantor hereby acknowledges and agrees that the terms, covenants, conditions and provisions contained in this Guaranty supercede the terms, covenants, conditions and provisions contained in the "Guarantee of Aloha Airlines" endorsed on the Notes, and that the guarantee obligations of the Guarantor with respect to FHB shall be governed exclusively by the terms, covenants, conditions and provisions contained in this Guaranty.

          17. PARAGRAPH HEADINGS. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Guaranty.

          18. TERMINATION. This Guaranty shall terminate upon the payment of all amounts due under the Loan Documents; provided, however, that if all or any portion of the amounts due under the Loan Documents are paid by or on behalf of the Company, the obligations of the Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment is avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company.

          IN WITNESS WHEREOF, the Guarantor has executed this instrument as of September 8, 2000.

                                         ALOHA AIRLINES, INC.


                                         By   /s/ Glenn R. Zander
                                              ----------------------------
                                              Glenn R. Zander
                                              Its President and CEO

                                         By   /s/ Brenda F. Cutwright
                                              ----------------------------
                                              Brenda F. Cutwright
                                              Its EVP, CFO and Treasurer

                                LIMITED GUARANTY
                         (Sheridan Ing Partners Hawaii)

          WHEREAS, ALOHA AIRGROUP, INC., a Hawaii corporation (the "Company"), has issued 20,000 shares of Series C 10% Exchangeable Preferred Stock (the "Preferred Shares") to BancWest Corporation, a Delaware corporation, pursuant to the terms and provisions of that certain Purchase Agreement dated as of September 8, 2000 (the "Purchase Agreement"); and

          WHEREAS, the Purchase Agreement provides that the Preferred Shares will be exchangeable, at the Company's option into Senior Secured Guaranteed Floating Rate Notes (the "Notes") at $1,000 for each Preferred Share; and

          WHEREAS, the Company has exercised its option to exchange the Preferred Shares held by BancWest Corporation into the Notes; and

          WHEREAS, BancWest Corporation has agreed to sell and assign the Notes to First Hawaiian Bank, a Hawaii corporation ("FHB"), and FHB has agreed to purchase and accept an assignment of the Notes, upon the terms and conditions set forth in that certain Loan Agreement dated September 8, 2000 (the "Loan Agreement"), but subject to the condition, among others, that SHERIDAN ING PARTNERS HAWAII, a Hawaii limited partnership (the "Limited Guarantor") execute and deliver this Limited Guaranty to FHB; and

          WHEREAS, the Limited Guarantor deems it to be to its own financial benefit that FHB purchase and accept an assignment of the Notes; and

          WHEREAS, in addition to purchasing the Notes, FHB and certain additional lenders (the "Lenders") have made available to Aloha Airlines, Inc., a Delaware corporation (the "Airline"), a revolving line of credit in the principal amount of $30,000,000 (the "Line of Credit") in accordance with that certain Amended and Restated Loan Agreement - 1996 dated December 31, 1996, as amended, which will be further amended pursuant to that certain Fifth Amendment to Amended and Restated Loan Documents dated September 8, 2000 (the "Line of Credit Agreement") to, among other matters, reduce the commitment thereunder to $20,000,000; and

          WHEREAS, the Limited Guarantor deems it to be to its own financial benefit that the Lenders enter into said Fifth Amendment to Amended and Restated Loan Documents;

          NOW, THEREFORE, in consideration of FHB's agreement to purchase and accept an assignment of the Notes, and in consideration of the Lenders' agreement to enter into said fifth Amendment to Amended and Restated Loan Documents, as described above, the Limited Guarantor hereby agrees as follows:

          1. GUARANTY; AMOUNT GUARANTEED. The Limited Guarantor hereby unconditionally and irrevocably, guarantees to FHB, and to each holder of any interest in the Notes, and to each participant in the Line of Credit (each holder of any interest in the Notes, and each participant in the Line of Credit, being hereinafter collectively and individually called the "Holder"), that (a) if the Company fails to pay any amounts of principal or interest under the Notes as and when the same become due and payable, whether at maturity, by acceleration or otherwise, or (b) if the Airline fails to pay any amounts of principal or interest under the Line of Credit as and when the same become due and payable, whether at maturity, by acceleration or otherwise, or (c) if the Company or the Airline undertakes or suffers any "Bankruptcy Action" (as hereinafter defined), THEN, AND IN ANY SUCH EVENT, the Limited Guarantor will pay to the Holder, promptly after demand therefor, all amounts outstanding under the Notes and all amounts outstanding under the Line of Credit, regardless of any defense or setoff or counterclaim which the Company or the Airline may have or assert, and regardless of whether or not any Holder or anyone on behalf of such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to collect all or part of any such amounts, whether at law or in equity, and regardless of any other condition or contingency; PROVIDED, HOWEVER, that notwithstanding anything contained in this Limited Guaranty to the contrary, the obligations of the Limited Guarantor hereunder shall in no event, circumstance or contingency ever exceed the sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00), hereinafter called the "Amount Guaranteed"; AND PROVIDED, FURTHER, HOWEVER, that notwithstanding the limitation on such obligations, FHB shall have the right, in its sole and absolute discretion, to allocate the Amount Guaranteed to the amounts due under the Notes (principal, interest, fees and charges) and/or to the amounts due under the Line of Credit (principal, interest, fees and charges) in any amounts and in any order chosen by FHB. This Limited Guaranty shall only become operational if (i) amounts under the Notes or the Line of Credit have become due and payable as a result of a payment default listed under Section 6.1 of the Loan Agreement or Section 7.1 of the Line of Credit Agreement, respectively, or (ii) the Company or the Airline undertakes or suffers any Bankruptcy Action. Notwithstanding anything in this Limited Guaranty to the contrary, any payment made by the Limited Guarantor to FHB under this Limited Guaranty, shall reduce the Amount Guaranteed on a "dollar for dollar" basis.

          As used herein, the term "Bankruptcy Action" shall mean any of the following: (i) if the Company or the Airline shall become insolvent, or make an assignment for the benefit of creditors, or become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days, or (ii) the Company or the Airline shall commence a voluntary case under the bankruptcy laws as now or hereafter constituted, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, or file any answer admitting the material allegations of any petition filed against it in any such proceedings, or (iii) the company or the Airline shall seek or consent to or acquiesce in the appointment of or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets, or take action looking to its dissolution or liquidation, or (iv) within sixty (60) days after commencement of any proceedings against the Company or the Airline seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which the Company or the Airline may be entitled under any present or future statute, law or regulation, such proceedings shall not have been dismissed; or (v) within sixty (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of the Company's or the Airline's properties or assets, without the consent or acquiescence of the Company or the Airline, any such appointment or possession shall not have been vacated or terminated.

         Notwithstanding the foregoing or anything herein to the contrary, the benefits of this Limited Guaranty will not be available until the Holder has made a written demand for payment on the Company, the Airline and all guarantors and the time period for payment in such demand has expired.

          2. TERM OF THIS LIMITED GUARANTY. This Limited Guaranty shall terminate on August 30, 2002 (the "Termination Date"), at 5:00 p.m., Hawaii Standard Time, unless extended by the mutual agreement of the Limited Guarantor and FHB; provided, however, that if all or any portion of the indebtedness under the Notes or the indebtedness under the Line of Credit is paid by or on behalf of the Company or the Airline on or before the Termination Date, the obligations of the Limited Guarantor hereunder shall continue and remain in fall force and effect in the event that all or any part of such payment is avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company or the Airline.

          3. WAIVER. The Limited Guarantor hereby unconditionally waives any and all statutory and common law suretyship defenses that now or hereafter may be available to the Limited Guarantor, including, without limitation (a) any requirement that any Holder in the event of any default by the Company or the Airline, except as otherwise set forth in this Limited Guaranty, first make demand upon, or seek to enforce remedies against, the Company or the Airline or any other guarantor or any security or collateral held by FHB at any time, or to pursue any other remedy in its power, before being entitled to payment from the Limited Guarantor of the amounts payable by the Limited Guarantor hereunder, up to the Amount Guaranteed, or before proceeding against the Limited Guarantor; (b) any defense that may arise by reason of (i) the revocation or repudiation of this Limited Guaranty by the Limited Guarantor, or the revocation or repudiation of any loan documents by the Company or the Airline or any other person or entity, (ii) the failure of FHB to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Company or the Airline or any other person or entity, or (iii) the invalidity, irregularity or unenforceability in whole or in part of the Notes or any document, instrument, or agreement executed by the Company or the Airline in connection with the Notes or the Line of Credit, or any limitation on the liability of the Company or the Airline thereunder, or any limitation on the method or terms of payment thereunder, which may now or hereafter be caused or imposed in any manner whatsoever; (c) diligence, presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Limited Guaranty, and indulgences and notices of any other kind whatsoever; (d) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) by FHB which destroys or otherwise impairs any subrogation rights of the Limited Guarantor or the right of the Limited Guarantor to proceed against the Company or the Airline for reimbursement, or both; (e) any defense based upon any taking, modification or release of any collateral or guaranties for the indebtedness of the Company under the Notes or the Airline under the Line of Credit, or any failure to perfect any security interest in, or the taking of any other action or the failure to take any other action with respect to any collateral securing the payment of such indebtedness; (f) any rights or defenses based upon an offset by the Limited Guarantor, against any obligation now or hereafter owed to the Limited Guarantor, by the Company or the Airline, including, without limitation, any Senior Secured Guaranteed Floating Rate Notes held by the Limited Guarantor; or (g) any right of appraisement with regard to the value of any collateral which FHB may apply as a credit to the obligations of the Company or the Airline, through foreclosure or otherwise, and agree that the determination by an independent appraiser appointed by FHB of the value of such collateral shall be binding upon the Limited Guarantor for all purposes; it being the intention hereof that the Limited Guarantor shall remain fully liable, as principal, for the Amount Guaranteed, until the full payment of the indebtedness under the Notes and the full payment of the indebtedness under the Line of Credit, subject to the termination provisions of Paragraph 2 hereof, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Limited Guarantor.

          4. NO RELEASE OF GUARANTY. The obligations, covenants, agreements and duties of the Limited Guarantor under this Limited Guaranty shall not be released, affected, stayed or impaired, without the written consent of the Holder, by (a) any assignment, endorsement or transfer, in whole or in part, of the Notes or any interest in the Line of Credit, although made without notice to or the consent of the Limited Guarantor; or (b) any waiver by the Holder of the performance or observance by the Company, the Airline or the Limited Guarantor of any of the agreements, covenants, terms or conditions contained in any loan documents executed by any of them in connection with the Notes or the Line of Credit; or (c) any extension of the time for payment of any amounts payable under or in connection with the Notes of the Line of Credit or any renewal thereof; or (d) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or the Airline under the Notes or the Line of Credit; or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company, the Airline or any of the Limited Guarantor; or (f) any receivership, insolvency, bankruptcy, reorganization, dissolution or other similar proceedings, affecting the Company, the Airline or any of the Limited Guarantor or any of their assets; or (g) any release of any property from securing payment of the Notes or the Line of Credit or the acceptance of additional or substitute property as security therefor; or (h) the release or discharge of the Company or the Airline from the observance or performance of any agreement, covenant, term or condition contained in any loan documents executed by either of them in connection with the Notes or the Line of Credit; or (i) any action which the Holder may take or omit to take by virtue of such loan documents or through any course of dealing with the Company or the Airline; or (j) the addition of a new guarantor or guarantors (the Limited Guarantor acknowledging that Aloha Airlines, Inc., will be providing a full guaranty to FHB with respect to the Company's obligations under the Notes, but that the Holder has no obligation to seek to enforce any remedies against Aloha Airlines, Inc., before being entitled to payment from the Limited Guarantor of the entire Amount Guaranteed hereunder); or (k) any change in the status or structure of the Company or the Airline, including any change by incorporation, merger or consolidation; (l) any change in the composition of the Company or the Airline, including, without limitation, any addition of, removal of, replacement for or substitution of any officer or stockholder of the Company or the Airline; or (m) the operation of law or any other cause, whether similar or dissimilar to the foregoing, PROVIDED, HOWEVER, that notwithstanding the foregoing, no such waiver, extension, modification or amendment shall without the consent of the Limited Guarantor increase the principal amount of the Notes or the Line of Credit, or increase the interest rate payable thereon, or increase any premium payable upon redemption thereof, or shorten the stated maturity thereof, except in accordance with the express provisions of the loan documents executed by the Company or the Airline in connection with the Notes and the Line of Credit; AND PROVIDED FURTHER that nothing contained in this Paragraph 4 shall affect the limitations on the obligations of the Limited Guarantor set forth in Paragraph 1 hereof (relating to the Amount Guaranteed) and in Paragraph 2 hereof (relating to the Termination Date).

          5. WAIVER OF SUBROGATION. The Limited Guarantor hereby waives any and all right the Limited Guarantor may have to be subrogated to the right of the Holder to receive payments or distributions of assets of the Company or the Airline following any payment made by the Limited Guarantor, on this Limited Guaranty, unless and until all amounts payable under the Notes have been paid and all other amounts payable under this Limited Guaranty shall have been paid in full, the Line of Credit shall have expired or been terminated, and the Holder shall have received an opinion from counsel to the Limited Guarantor, acceptable to the Holder that the payment of all amounts due under the Notes and the Line of Credit does not constitute a payment which may be avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company or the Airline. If (i) the Limited Guarantor shall make payment to any Holder under this Limited Guaranty, (ii) all amounts under the Notes and any amounts payable under this Limited Guaranty shall have been paid in full, (iii) the maturity date of the Notes shall have occurred, and the commitment of the Company under the Line of Credit shall have been terminated, and (iv) the Holder shall have received an opinion from counsel to the Limited Guarantor, acceptable to the Holder that the payment of all amounts due under the Notes and the Line of Credit does not constitute a payment which may be avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company or the Airline, the Holders will, at the Limited Guarantor's request and expense, execute and deliver to the Limited Guarantor appropriate documents, necessary to evidence the transfer by subrogation to the Limited Guarantor of an interest resulting from such payment made by such Limited Guarantor pursuant to this Limited Guaranty.

          6. SUBORDINATION OF INDEBTEDNESS; BANKRUPTCY OF COMPANY. Any indebtedness of the Company or the Airline now or hereafter held by the Limited Guarantor (including, without limitation, any Senior Secured Guaranteed Floating Rate Note held by the Limited Guarantor), is hereby subordinated to the indebtedness of the Company and the Airline to the Holder; and, upon the request of the Holder, such indebtedness of the Company or the Airline to the Limited Guarantor shall be collected, enforced and received by the Limited Guarantor as trustee for the holder and shall be paid over to the holder on account of the indebtedness of the Company and the Airline to the Holder without reducing or affecting in any manner the liability of the Limited Guarantor under the other provisions of this Limited Guaranty.

          7. CLAIMS IN BANKRUPTCY. The Limited Guarantor will file all claims against the Company and/or the Airline in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law upon any indebtedness of the Company or the Airline to the Limited Guarantor or claim against the Company or the Airline by the Limited Guarantor, and the Limited Guarantor hereby assigns to FHB all rights of the Limited Guarantor thereunder. If the Limited Guarantor does not file any such claim, FHB, as attorney-in-fact for the Limited Guarantor, is hereby authorized to do so in the name of the Limited Guarantor or, in FHB's discretion, to assign the claim and to cause proof of claim to be filed in the name of FHB's nominee. FHB or its nominee shall have the sole right (as assignee of all rights of the Limited Guarantor pursuant to this Section 7) to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to FHB the full amount payable on such claim up to the amounts due under this Limited Guaranty, and, to the full extent necessary for that purpose, the Limited Guarantor hereby assigns to FHB all of the Limited Guarantor's rights to any such payments or distributions to which the Limited Guarantor would otherwise be entitled; provided, however, that the Limited Guarantor's obligations hereunder shall not be satisfied except to the extent that FHB receives cash by reason of any such payment or distribution. If FHB receives anything hereunder other than cash, the same shall be held as collateral for the payment of all amounts due under this Limited Guaranty.

          8. LITIGATION; CHANGE IN LIMITED GUARANTOR'S FINANCIAL CONDITION. The Limited Guarantor will promptly notify FHB of any litigation to which the Limited Guarantor becomes a party which is not covered by insurance, and any adverse change in the Limited Guarantor's financial condition, either of which might materially impair or diminish the value of this Limited Guaranty to the Holder as an assurance of the repayment of the indebtedness of the Company or the Airline to the Holder. The Limited Guarantor shall promptly furnish the Holder with such information, financial or otherwise, as the Holder may from time to time reasonably request concerning the Limited Guarantor.

          9. CONDITION OF COMPANY AND AIRLINE. The Limited Guarantor is fully aware of the financial condition of the Company and the Airline and is executing and delivering this Limited Guaranty based solely upon the Limited Guarantor's own independent investigation of all matters pertinent hereto, and is not relying in any manner upon any representation or statement of FHB. The Limited Guarantor represents and warrants that the Limited Guarantor is in a position to obtain and the Limited Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the Company's and the Airline's financial condition and any other matter pertinent hereto as the Limited Guarantor may desire, and the Limited Guarantor is not relying upon or expecting FHB to furnish to the Limited Guarantor any information now or hereafter in FHB's possession concerning the same or any other matter. By executing this Limited Guaranty, the Limited Guarantor knowingly acknowledges and accepts the full range of risks encompassed within a contract of this type. The Limited Guarantor shall have no right to require FHB to obtain or disclose any information with respect to the indebtedness under the Notes or the Line of Credit, the financial condition or character of the Company or the Airline, the Company's or the Airline's ability to pay such indebtedness, the existence of any collateral or security for any or all of such indebtedness, the existence or non-existence of any other guaranties of all or any part of such indebtedness, or any action or non-action on the part of FHB, the Company, the Airline, or any other person, or any other matter, fact or occurrence whatsoever.

          10.      FINANCIAL COVENANT; NEGATIVE COVENANTS.

                   (a) The Limited Guarantor shall at all times herein maintain a minimum "Net Worth" of at least $5,000,000.00. As used herein, the term "Net Worth" shall mean the excess of the Limited Guarantor's total assets over the Limited Guarantor's total liabilities, as determined in accordance with accounting principles consistently applied by the Limited Guarantor and as set forth in the financial statements dated December 31, 1999, previously delivered to the Lender.

                   (b) As soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year, the Limited Guarantor shall provide to the Lender financial statements of the Limited Guarantor, which are acceptable to the Lender.

                  (c) At all times herein, the Limited Guarantor shall not, without the prior written consent of FHB, (i) directly or indirectly make or commit to make any loan, advance, guaranty or extension of credit to any corporation, association, partnership, organization or individual affiliated with the Limited Guarantor; or (ii) sell, transfer, hypothecate, assign or convey any asset, or interest therein, of the Limited Guarantor; except in the ordinary course of the Limited Guarantor's business.

          11. BANKRUPTCY. Until all indebtedness under the Notes and the Line of Credit has been paid to the Holder, or the Termination Date, whichever occurs first, the Limited Guarantor shall not, without the prior written consent of the Holder, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Company or the Airline. The obligations of the Limited Guarantor under this Limited Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or the Airline, or by any defense which the Company or the Airline may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Limited Guarantor acknowledges and agrees that any interest on the indebtedness under the Notes or the Line of Credit which accrues after the commencement of any such proceeding (or, if interest on any portion of such indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of such indebtedness if said proceeding had not been commenced) shall be included in the indebtedness guaranteed by the Limited Guarantor hereunder, since it is the intention of the parties that the amount of the indebtedness which is guaranteed by the Limited Guarantor pursuant to this Limited Guaranty should be determined without regard to any rule of law or order which may relieve the Company or the Airline of any portion of such indebtedness. The Limited Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to the Holder, or allow the claim of the Holder in respect of, any such interest accruing after the date on which such proceeding is commenced.

          12.     REPRESENTATIONS AND WARRANTIES.

                  (a) ORGANIZATION, STANDING AND AUTHORITY OF LIMITED GUARANTOR. The Limited Guarantor is a Hawaii limited partnership, duly registered, validly existing and in good standing under the laws of the State of Hawaii, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns. The Limited Guarantor has all requisite power and authority to execute and deliver this Limited Guaranty and to observe and perform all of the provisions and conditions hereof. The execution and delivery of this Limited Guaranty have been duly authorized by the general partners of the Limited Guarantor, and no other partnership action of the Limited Guarantor is requisite to the execution and delivery of this Limited Guaranty.

                  (b) TAX RETURNS AND PAYMENTS. All tax returns and reports of the Limited Guarantor required by law to be filed have been duly filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those which have been disclosed to the Lender but which are currently being contested in good faith) upon the Limited Guarantor, or upon its properties or assets or income, which are due and payable, have been paid.

                  (c) LITIGATION. There is, to the knowledge of the Limited Guarantor, no action, suit, proceeding or investigation pending at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or threatened against or affecting the Limited Guarantor, which might materially adversely affect the Limited Guarantor's ability to perform its obligations under this Limited Guaranty.

                  (d) LIMITED GUARANTOR'S COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME. The Limited Guarantor is not in violation of or in default with respect to any term or provision of its Partnership Agreement or any material mortgage, indenture, contract, agreement or instrument applicable to the Limited Guarantor or by which it may be bound; and the execution, delivery, performance of and compliance with this Limited Guaranty will not result in any such violation or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien or charge on any of the properties or assets of the Limited Guarantor not contemplated by this Limited Guaranty; and there is no term or provision of its Partnership Agreement, or any mortgage, indenture, contract, agreement or instrument applicable to the Limited Guarantor or by which it may be bound, which may materially adversely affect the business or prospects or condition (financial or other) of the Limited Guarantor or of any of its properties or assets.

                  (e) FINANCIAL STATEMENTS. All financial statements heretofore delivered to the Lender by the Limited Guarantor are true and correct in all respects, and fairly represent the financial condition of the Limited Guarantor as of the dates thereof; and no material, adverse changes have occurred in the financial condition reflected therein since the respective dates thereof to the Closing Date.

                  (f) CHARACTER OF REPRESENTATIONS AND WARRANTIES. None of the financial statements or any certificate or statement furnished to the Lender by or on behalf of the Limited Guarantor in connection with the Loan, and none of the representations and warranties in this Limited Guaranty, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best knowledge of the Limited Guarantor, there is no fact which materially adversely affects or in the future (so far as the Limited Guarantor can now foresee) may materially adversely affect the ability of the Limited Guarantor to observe or perform its obligations under this Limited Guaranty, which has not been set forth herein or in a certificate or opinion of counsel or other written statement furnished to the Lender by or on behalf of the Limited Guarantor.

          13. REMEDIES, CUMULATIVE. The rights and remedies of the Holder hereunder and under all documents, instruments and agreements executed by or for the benefit of the company or the Airline in connection with the Notes or the Line of Credit are cumulative and not exclusive and may be exercised in whole or in part and in any order and at any time or times as the Holder shall determine. All security of any kind or nature received or receivable by the Holder for the repayment of the indebtedness under the Notes or the Line of Credit may be applied in any manner or order determined by the Holder.

          14. AMENDMENTS; CONTINUING LIABILITY. The terms of this Limited Guaranty may not be modified or amended except by a written agreement executed by the Limited Guarantor with the consent in writing of the Holder. The obligations of the Limited Guarantor under this Limited Guaranty shall be continuing obligations and a separate cause of action shall be deemed to arise in respect of each default hereunder.

          15. RECEIPT AND EXAMINATION OF NOTES AND OTHER DOCUMENTS. The Limited Guarantor hereby acknowledges that it has received and examined copies of the Notes, and all other documents, instruments and agreements executed by or for the benefit of the Company or the Airline in connection with the Notes or the Line of Credit.

          16. NOTICES. Any notice or demand to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:

          To FHB at:       First Hawaiian Bank
                           999 Bishop Street
                           Honolulu, Hawaii 96813
                           Attention: Danford H. Oshima
                                      Vice President, Corporate Banking Division
                                      Fax: (808) 525-7173

          To LIMITED GUARANTOR at:
                          841 Bishop Street, Suite 860
                          Honolulu, Hawaii 96813
                          Attention: Richard Ing

 Any such address may be changed from time to time by the addressee by serving notice to the other party as above provided. Service of such notice or demand shall be deemed complete on the date of actual delivery or at the expiration of the second day after the date of mailing if mailed in Hawaii, whichever is earlier.

          17. PARTIES IN INTEREST. All covenants, agreements, terms and conditions in this Limited Guaranty contained shall be binding on the Limited Guarantor and its successors, successors in trust, and assigns, and shall bind, inure to the benefit of and be enforceable by the Holder from time to time.

          18. GOVERNING LAW; SEVERABILITY. This Limited Guaranty shall for all purposes be construed in accordance with the laws of the State of Hawaii. The Limited Guarantor hereby irrevocably and unconditionally submits, for purposes of any action or proceeding which the Holder may bring to enforce this Limited Guaranty, to the jurisdiction of the courts of the State of Hawaii and the Federal District Court for the District of Hawaii. The submission to such jurisdiction shall not prevent the Holder from commencing any such action or proceeding in any other court having jurisdiction. If any provision of this Limited Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provision shall remain unaffected.

          19. PARAGRAPH HEADINGS. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Limited Guaranty.

          IN WITNESS WHEREOF, the Limited Guarantor has executed this instrument as of September 8, 2000.

                          SHERIDAN ING PARTNERS HAWAII

                          By /s/ Louise K.Y. Ing
                             ----------------------------------
                                 Louise K.Y. Ing
                                 Co-Trustee of the Sheridan Ing FLP Trust
                                 Its General Partner

                          By /s/ Richard K.M. Ing
                             ----------------------------------
                                 Richard K.M. Ing
                                 Co-Trustee of the Sheridan Ing FLP Trust
                                 Its General Partner

                                LIMITED GUARANTY
                     (Aloha Securities & Investment Company)

         WHEREAS, ALOHA AIRGROUP, INC., a Hawaii corporation (the "Company"), has issued 20,000 shares of Series C 10% Exchangeable Preferred Stock (the "Preferred Shares") to BancWest Corporation, a Delaware corporation, pursuant to the terms and provisions of that certain Purchase Agreement dated as of September 8, 2000 (the "Purchase Agreement"); and

         WHEREAS, the Purchase Agreement provides that the Preferred Shares will be exchangeable, at the Company's option, into Senior Secured Guaranteed Floating Rate Notes (the "Notes") at $1,000 for each Preferred Share; and

         WHEREAS, the Company has exercised its option to exchange the Preferred Shares held by BancWest Corporation into the Notes; and

         WHEREAS, BancWest Corporation has agreed to sell and assign the Notes to First Hawaiian Bank, a Hawaii corporation ("FHB"), and FHB has agreed to purchase and accept an assignment of the Notes, upon the terms and conditions set forth in that certain Loan Agreement dated September 8, 2000 (the "Loan Agreement"), but subject to the condition, among others, that ALOHA SECURITIES & INVESTMENT COMPANY, a Hawaii limited partnership (the "Limited Guarantor") execute and deliver this Limited Guaranty to FHB; and

         WHEREAS, the Limited Guarantor deems it to be to its own financial benefit that FHB purchase and accept an assignment of the Notes; and

         WHEREAS, in addition to purchasing the Notes, FHB and certain additional lenders (the "Lenders") have made available to Aloha Airlines, Inc., a Delaware corporation (the "Airline"), a revolving line of credit in the principal amount of $30,000,000 (the "Line of Credit"), in accordance with that certain Amended and Restated Loan Agreement - 1996 dated December 31, 1996, as amended, which will be further amended pursuant to that certain Fifth Amendment to Amended and Restated Loan Documents dated September 8, 2000 (the "Line of Credit Agreement") to, among other matters, reduce the commitment thereunder to $20,000,000; and

         WHEREAS, the Limited Guarantor deems it to be to its own financial benefit that the Lenders enter into said Fifth Amendment to Amended and Restated Loan Documents;

         NOW, THEREFORE, in consideration of FHB's agreement to purchase and accept an assignment of the Notes, and in consideration of the Lenders' agreement to enter into said Fifth Amendment to Amended and Restated Loan Documents, as described above, the Limited Guarantor hereby agrees as follows:

         1. GUARANTY; AMOUNT GUARANTEED. The Limited Guarantor hereby unconditionally and irrevocably, guarantees to FHB, and to each holder of any interest in the Notes, and to each participant in the Line of Credit (each holder of any interest in the Notes, and each participant in the Line of Credit, being hereinafter collectively and individually called the "Holder"), that (a) if the Company fails to pay any amounts of principal or interest under the Notes as and when the same become due and payable, whether at maturity, by acceleration or otherwise, or (b) if the Airline fails to pay any amounts of principal or interest under the Line of Credit as and when the same become due and payable, whether at maturity, by acceleration or otherwise, or (c) if the Company or the Airline undertakes or suffers any "Bankruptcy Action" (as hereinafter defined), THEN, AND IN ANY SUCH EVENT, the Limited Guarantor will pay to the Holder, promptly after demand therefor, all amounts outstanding under the Notes and all amounts outstanding under the Line of Credit, regardless of any defense or setoff or counterclaim which the Company or the Airline may have or assert, and regardless of whether or not any Holder or anyone on behalf of such Holder shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to collect all or part of any such amounts, whether at law or in equity, and regardless of any other condition or contingency; PROVIDED, HOWEVER, that notwithstanding anything contained in this Limited Guaranty to the contrary, the obligations of the Limited Guarantor hereunder shall in no event, circumstance or contingency ever exceed the sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($7,500,000.00), hereinafter called the "Amount Guaranteed"; AND PROVIDED, FURTHER, HOWEVER, that notwithstanding the limitation on such obligations, FHB shall have the right, in its sole and absolute discretion, to allocate the Amount Guaranteed to the amounts due under the Notes (principal, interest, fees and charges) and/or to the amounts due under the Line of Credit (principal, interest, fees and charges) in any amounts and in any order chosen by FHB. This Limited Guaranty shall only become operational if (i) amounts under the Notes or the Line of Credit have become due and payable as a result of a payment default listed under Section 6.1 of the Loan Agreement or Section 7.1 of the Line of Credit Agreement, respectively, or (ii) the Company or THE Airline undertakes or suffers any Bankruptcy Action.

         As used herein, the term "Bankruptcy Action" shall mean any of the following: (i) if the Company or the Airline shall become insolvent, or make an assignment for the benefit of creditors, or become the subject of an order for relief in an involuntary case under the bankruptcy laws as now or hereafter constituted, and such order shall remain in effect and unstayed for a period of sixty (60) consecutive days, or (ii) the Company or the Airline shall commence a voluntary case under the bankruptcy laws as now or hereafter constituted, or shall file any petition or answer seeking for itself any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which it may be entitled under any present or future statute, law or regulation, or file any answer admitting the material allegations of any petition filed against it in any such proceedings, or (iii) the company or the Airline shall seek or consent to or acquiesce in the appointment of or taking possession by, any custodian, trustee, receiver or liquidator of it or of all or a substantial part of its properties or assets, or take action looking to its dissolution. or liquidation, or (iv) within sixty (60) days after commencement of any proceedings against the Company or the Airline seeking any arrangement, composition, adjustment, liquidation, dissolution or similar relief to which the Company or the Airline may be entitled under any present or future statute, law or regulation, such proceedings shall not have been dismissed; or (v) within sixty (60) days after the appointment of, or taking possession by, any custodian, trustee, receiver or liquidator of any or of all or a substantial part of the Company's or the Airline's properties or assets, without the consent or acquiescence of the Company or the Airline, any such appointment or possession shall not have been vacated or terminated.

         Notwithstanding the foregoing or anything herein to the contrary, the benefits of this Limited Guaranty will not be available until the Holder has made a written demand for payment on the Company, the Airline and all guarantors, and the time period for payment in such demand has lapsed.

          2. TERM OF THIS LIMITED GUARANTY. This Limited Guaranty shall terminate on August 30, 2002 (the "Termination Date"), at 5:00 p.m., Hawaii Standard Time, unless extended by the mutual agreement of the Limited Guarantor and FHB; provided, however, that if all or any portion of the indebtedness under the Notes or the indebtedness under the Line of Credit is paid by or on behalf of the Company or the Airline on or before the Termination Date, the obligations of the Limited Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment is avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company or the Airline.

         3. WAIVER. The Limited Guarantor hereby unconditionally waives any and all statutory and common law suretyship defenses that now or hereafter may be available to the Limited Guarantor, including, without limitation (a) any requirement that any Holder in the event of any default by the Company or the Airline first make demand upon, or seek to enforce remedies against, the Company or the Airline or any other guarantor or any security or collateral held by FHB at any time, or to pursue any other remedy in its power, before being entitled to payment from the Limited Guarantor of the amounts payable by the Limited Guarantor hereunder, up to the Amount Guaranteed, or before proceeding against the Limited Guarantor; (b) any defense that may arise by reason of (i) the revocation or repudiation of this Limited Guaranty by the Limited Guarantor, or the revocation or repudiation of any loan documents by the Company or the Airline or any other person or entity, (ii) the failure of FHB to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Company or the Airline or any other person or entity, or (iii) the invalidity, irregularity or unenforceability in whole or in part of the Notes or any document, instrument, or agreement executed by the Company or the Airline in connection with the Notes or the Line of Credit, or any limitation on the liability of the Company or the Airline thereunder, or any limitation on the method or terms of payment thereunder, which may now or hereafter be caused or imposed in any manner whatsoever; (c) diligence, presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Limited Guaranty, and indulgences and notices of any other kind whatsoever; (d) any defense based upon an election of remedies (including, if available, an election to proceed by non-judicial foreclosure) by FHB which destroys or otherwise impairs any subrogation rights of the Limited Guarantor or the right of the Limited Guarantor to proceed against the Company or the Airline for reimbursement, or both; (e) any defense based upon any taking, modification or release of any collateral or guaranties for the indebtedness of the Company under the Notes or the Airline under the Line of Credit, or any failure to perfect any security interest in, or the taking of any other action or the failure to take any other action with respect to any collateral securing the payment of such indebtedness; (f) any rights or defenses based upon an offset by the Limited Guarantor, against any obligation now or hereafter owed to the Limited Guarantor, by the Company or the Airline, including, without limitation, any Senior Secured Guaranteed Floating Rate Notes held by the Limited Guarantor; or (g) any right of appraisement with regard to the value of any collateral which FHB may apply as a credit to the obligations of the Company or the Airline, through foreclosure or otherwise, and agree that the determination by an independent appraiser appointed by FHB of the value of such collateral shall be binding upon the Limited Guarantor for all purposes; it being the intention hereof that the Limited Guarantor shall remain fully liable, as principal, for the Amount Guaranteed, until the full payment of the indebtedness under the Notes and the full payment of the indebtedness under the Line of Credit, subject to the termination provisions of Paragraph 2 hereof, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Limited Guarantor.

         4. NO RELEASE OF GUARANTY. The obligations, covenants, agreements and duties of the Limited Guarantor under this Limited Guaranty shall not be released, affected, stayed or impaired, without the written consent of the Holder, by (a) any assignment, indorsement or transfer, in whole or in part, of the Notes or any interest in the Line of Credit, although made without notice to or the consent of the Limited Guarantor; or (b) any waiver by the Holder of the performance or observance by the Company, the Airline or the Limited Guarantor of any of the agreements, covenants, terms or conditions contained in any loan documents executed by any of them in connection with the Notes or the Line of Credit; or (c) any extension of the time for payment of any amounts payable under or in connection with the Notes of the Line of Credit or any renewal thereof; or (d) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or the Airline under the Notes or the Line of Credit; or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company, the Airline or any of the Limited Guarantor; or (f) any receivership, insolvency, bankruptcy, reorganization, dissolution or other similar proceedings, affecting the Company, the Airline or any of the Limited Guarantor or any of their assets; or (g) any release of any property from securing payment of the Notes or the Line of Credit or the acceptance of additional or substitute property as security therefor; or (h) the release or discharge of the Company or the Airline from the observance or performance of any agreement, covenant, term or condition contained in any loan documents executed by either of them in connection with the Notes or the Line of Credit; or (i) any action which the Holder may take or omit to take by virtue of such loan documents or through any course of dealing with the Company or the Airline; or (j) the addition of a new guarantor or guarantors (the Limited Guarantor acknowledging that Aloha Airlines, Inc., will be providing a full guaranty to FHB with respect to the Company's obligations under the Notes, but that the Holder has no obligation to seek to enforce any remedies against Aloha Airlines, Inc., before being entitled to payment from the Limited Guarantor of the entire Amount Guaranteed hereunder); or (k) any change in the status or structure of the Company or the Airline, including any change by incorporation, merger or consolidation; (l) any change in the composition of the Company or the Airline, including, without limitation, any addition of, removal of, replacement for or substitution of any officer or stockholder of the company or the Airline; or (m) the operation of law or any other cause, whether similar or dissimilar to the foregoing, PROVIDED, HOWEVER, that notwithstanding the foregoing, no such waiver, extension, modification or amendment shall without the consent of the Limited Guarantor increase the principal amount of the Notes or the Line of Credit, or increase the interest rate payable thereon, or increase any premium payable upon redemption thereof, or shorten the stated maturity thereof, except in accordance with the express provisions of the loan documents executed by the Company or the Airline in connection with the Notes and the Line of Credit; AND PROVIDED FURTHER that nothing contained in this Paragraph 4 shall affect the limitations on the obligations of the Limited Guarantor set forth in Paragraph 1 hereof (relating to the Amount Guaranteed) and in Paragraph 2 hereof (relating to the Termination Date).

         5. WAIVER OF SUBROGATION. The Limited Guarantor hereby waives any and all right the Limited Guarantor may have to be subrogated to the right of the Holder to receive payments or distributions of assets of the Company or the Airline following any payment made by the Limited Guarantor, on this Limited Guaranty, unless and until all amounts payable under the Notes have been paid and all other amounts payable under this Limited Guaranty shall have been paid in full, the Line of Credit shall have expired or been terminated, and the Holder shall have received an opinion from counsel to the Limited Guarantor, acceptable to the Holder that the payment of all amounts due under the Notes and the Line of Credit does not constitute a payment which may be avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company or the Airline. If (i) the Limited Guarantor shall make payment to any Holder under this Limited Guaranty, (ii) all amounts under the Notes and any amounts payable under this Limited Guaranty shall have been paid in full, (iii) the maturity date of the Notes shall have occurred, and the commitment to the Company under the Line of Credit shall have been terminated, and (iv) the Holder shall have received an opinion from counsel to the Limited Guarantor, acceptable to the Holder that the payment of all amounts due under the Notes and the Line of Credit does not constitute a payment which may be avoided or recovered directly or indirectly from the Holder as a preference, fraudulent transfer or otherwise in any bankruptcy, reorganization or insolvency proceeding of or against the Company or the Airline, the Holders will, at the Limited Guarantor's request and expense, execute and deliver to the Limited Guarantor appropriate documents, necessary to evidence the transfer by subrogation to the Limited Guarantor of an interest resulting from such payment made by such Limited Guarantor pursuant to this Limited Guaranty.

         6. SUBORDINATION OF INDEBTEDNESS, BANKRUPTCY OF COMPANY. Any indebtedness of the Company or the Airline now or hereafter held by the Limited Guarantor (including, without limitation, any Senior Secured Guaranteed Floating Rate Note held by the Limited Guarantor), is hereby subordinated to the indebtedness of the Company and the Airline to the Holder; and, upon the request of the Holder, such indebtedness of the Company or the Airline to the Limited Guarantor shall be collected, enforced and received by the Limited Guarantor as trustee for the Holder and shall be paid over to the Holder on account of the indebtedness of the Company and the Airline to the Holder without reducing or affecting in any manner the liability of the Limited Guarantor under the other provisions of this Limited Guaranty.

         7. CLAIMS IN BANKRUPTCY. The Limited Guarantor will file all claims against the Company and/or the Airline in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law upon any indebtedness of the Company or the Airline to the Limited Guarantor or claim against the Company or the Airline by the Limited Guarantor, and the Limited Guarantor hereby assigns to FHB all rights of the Limited Guarantor thereunder. If the Limited Guarantor does not file any such claim, FHB, as attorney-in-fact for the Limited Guarantor, is hereby authorized to do so in the name of the Limited Guarantor or, in FHB's discretion,, to assign the claim and to cause proof of claim to be filed in the name of FHB's nominee. FHB or its nominee shall have the sole right (as assignee of all rights of the Limited Guarantor pursuant to this Section 7) to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to FHB the full amount payable on such claim up to the amounts due under this Limited Guaranty, and, to the full extent necessary for that purpose, the Limited Guarantor hereby assigns to FHB all of the Limited Guarantor's rights to any such payments or distributions to which the Limited Guarantor would otherwise be entitled; provided, however, that the Limited Guarantor's obligations hereunder shall not be satisfied except to the extent that FHB receives cash by reason of any such payment or distribution. If FHB receives anything hereunder other than cash, the same shall be held as collateral for the payment of all amounts due under this Limited Guaranty.

         8. LITIGATION; CHANGE IN LIMITED GUARANTOR'S FINANCIAL CONDITION. The Limited Guarantor will promptly notify FHB of (i) any litigation to which the Limited Guarantor becomes a party (which is not covered by insurance), and (ii) any adverse change in the Limited Guarantor's financial condition, either of which might materially impair or diminish the value of this Limited Guaranty to the Holder as an assurance of the repayment of the indebtedness of the Company or the Airline to the Holder. The Limited Guarantor shall promptly furnish the Holder with such information, financial or otherwise, as the Holder may from time to time request concerning the Limited Guarantor.

         9. CONDITION OF COMPANY AND AIRLINE. The Limited Guarantor is fully aware of the financial condition of the Company and the Airline and is executing and delivering this Limited Guaranty based solely upon the Limited Guarantor's own independent investigation of all matters pertinent hereto, and is not relying in any manner upon any representation or statement of FHB. The Limited Guarantor represents and warrants that the Limited Guarantor is in a position to obtain and the Limited Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the Company's and the Airline's financial condition and any other matter pertinent hereto as the Limited Guarantor may desire, and the Limited Guarantor is not relying upon or expecting FHB to furnish to the Limited Guarantor any information now or hereafter in FHB's possession concerning the same or any other matter. By executing this Limited Guaranty, the Limited Guarantor knowingly acknowledges and accepts the full range of risks encompassed within a contract of this type. The Limited Guarantor shall have no right to require FHB to obtain or disclose any information with respect to the indebtedness under the Notes or the Line of Credit, the financial condition or character of the Company or the Airline, the Company's or the Airline's ability to pay such indebtedness, the existence of any collateral or security for any or all of such indebtedness, the existence or non-existence of any other guaranties of all or any part of such indebtedness, or any action or non-action on the part of FHB, the Company, the Airline, or any other person, or any other matter, fact or occurrence whatsoever.

         10. FINANCIAL COVENANT; NEGATIVE COVENANTS.

             (a) The Limited Guarantor shall at all times herein maintain a minimum "Net Worth" of at least $15,000,000.00. As used herein, the term "Net Worth" shall mean the excess of the Limited Guarantor's total assets over the Limited Guarantor's total liabilities, as determined in accordance with accounting principles consistently applied by the Limited Guarantor and as set forth in the financial statements dated December 31, 1999, previously delivered to the Lender.

             (b) As soon as available, but not later than one hundred twenty
(120) days after the end of each fiscal year, the Limited Guarantor shall provide to the Lender financial statements of the Limited Guarantor, which are acceptable to the Lender.

             (c) At all times herein, the Limited Guarantor shall not, without the prior written consent of FHB, (i) directly or indirectly make or commit to make any loan, advance, guaranty or extension of credit to any corporation, association, partnership, organization or individual affiliated distribution. If FHB receives anything hereunder other than cash, the same shall be held as collateral for the payment of all amounts due under this Limited Guaranty.

         8. LITIGATION; CHANGE IN LIMITED GUARANTOR'S FINANCIAL CONDITION. The Limited Guarantor will promptly notify FHB of (i) any litigation to which the Limited Guarantor becomes a party (which is not covered by insurance), and (ii) any adverse change in the Limited Guarantor's financial condition, either of which might materially impair or diminish the value of this Limited Guaranty to the Holder as an assurance of the repayment of the indebtedness of the Company or the Airline to the Holder. The Limited Guarantor shall promptly furnish the Holder with such information, financial or otherwise, as the Holder may from time to time request concerning the Limited Guarantor.

         9. CONDITION OF COMPANY AND AIRLINE. The Limited Guarantor is fully aware of the financial condition of the Company and the Airline and is executing and delivering this Limited Guaranty based solely upon the Limited Guarantor's own independent investigation of all matters pertinent hereto, and is not relying in any manner upon any representation or statement of FHB. The Limited Guarantor represents and warrants that the Limited Guarantor is in a position to obtain and the Limited Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the Company's and the Airline's financial condition and any other matter pertinent hereto as the Limited Guarantor may desire, and the Limited Guarantor is not relying upon or expecting FHB to furnish to the Limited Guarantor any information now or hereafter in FHB's possession concerning the same or any other matter. By executing this Limited Guaranty, the Limited Guarantor knowingly acknowledges and accepts the full range of risks encompassed within a contract of this type. The Limited Guarantor shall have no right to require FHB to obtain or disclose any information with respect to the indebtedness under the Notes or the Line of Credit, the financial condition or character of the Company or the Airline, the Company's or the Airline's ability to pay such indebtedness, the existence of any collateral or security for any or all of such indebtedness, the existence or non-existence of any other guaranties of all or any part of such indebtedness, or any action or non-action on the part of FHB, the Company, the airline, or any other person, or any other matter, fact or occurrence whatsoever.

         10. FINANCIAL COVENANT; NEGATIVE COVENANTS.

            (a) The Limited Guarantor shall at all times herein maintain a minimum "Net Worth" of at least $15,000,000.00. As used herein, the term "Net Worth" shall mean the excess of the Limited Guarantor's total assets over the Limited Guarantor's total liabilities, as determined in accordance with accounting principles consistently applied by the Limited Guarantor and as set forth in the attached financial statements dated
______________________.

            (b) As soon as available, but not later than one hundred twenty
(120) days after the end of each fiscal year, the Limited Guarantor shall provide to the Lender financial statements of the Limited Guarantor, which are acceptable to the Lender.

            (c) At all times herein, the Limited Guarantor shall not, without the prior written consent of FHB, (i) directly or indirectly make or commit to make any loan, advance, guaranty or extension of credit to any corporation, association, partnership, organization or individual affiliated with the Limited Guarantor; or (ii) sell, transfer, hypothecate, assign or convey any asset, or interest therein, of the Limited Guarantor; except in the ordinary course of the Limited Guarantor's business.

         11. BANKRUPTCY. Until all indebtedness under the Notes and the Line of Credit has been paid to the Holder, or the Termination Date, whichever occurs first, the Limited Guarantor shall not, without the prior written consent of the Holder, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Company or the Airline. The obligations of the Limited Guarantor under this Limited Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or the Airline, or by any defense which the Company or the Airline may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Limited Guarantor acknowledges and agrees that any interest on the indebtedness under the Notes or the Line of Credit which accrues after the commencement of any such proceeding (or, if interest on any portion of such indebtedness ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of such indebtedness if said proceeding had not been commenced) shall be included in the indebtedness guaranteed by the Limited Guarantor hereunder, since it is the intention of the parties that the amount of the indebtedness which is guaranteed by the Limited Guarantor pursuant to this Limited Guaranty should be determined without regard to any rule of law or order which may relieve the Company or the Airline of any portion of such indebtedness. The Limited Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to the Holder, or allow the claim of the Holder in respect of, any such interest accruing after the date on which such proceeding is commenced.

         12. REPRESENTATIONS AND WARRANTIES.

             (a) ORGANIZATION, STANDING AND AUTHORITY OF LIMITED GUARANTOR. The Limited Guarantor is a Hawaii limited partnership, duly registered, validly existing and in good standing under the laws of the State of Hawaii, and has all requisite power and authority to carry on the business and to own the property that it now carries on and owns. The Limited Guarantor has all requisite power and authority to execute and deliver this Limited Guaranty and to observe and perform all of the provisions and conditions hereof. The execution and delivery of this Limited Guaranty have been duly authorized by the general partner of the Limited Guarantor, and no other partnership action of the Limited Guarantor is requisite to the execution and delivery of this Limited Guaranty.

             (b) TAX RETURNS AND PAYMENTS. All tax returns and reports of the Limited Guarantor required by law to be filed have been duly filed, and all taxes, assessments, contributions, fees and other governmental charges (other than those presently payable without penalty or interest and those which have been disclosed to the Lender but which are currently being contested in good faith) upon the Limited Guarantor, or upon its properties or assets or income, which are due and payable, have been paid.

             (c) LITIGATION. There is, to the knowledge of the Limited Guarantor, no action, suit, proceeding or investigation pending at law or in equity or before any federal, state, territorial, municipal or other governmental department, commission, board, bureau, agency or instrumentality or threatened against the Limited Guarantor, which might materially adversely affect the Limited Guarantor's ability to perform its obligations under this Limited Guaranty.

            (d) LIMITED GUARANTOR'S COMPLIANCE WITH OTHER INSTRUMENTS,
NONE BURDENSOME. The Limited Guarantor is not in violation of or in default with respect to any term or provision of its Partnership Agreement or any material mortgage, indenture, contract, agreement or instrument to which the Limited Guarantor is bound; and the execution, delivery, performance of and compliance with this Limited Guaranty will not result in any such violation or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien or charge on any of the properties or assets of the Limited Guarantor not contemplated by this Limited Guaranty; and there is no term or provision of its Partnership Agreement, or any mortgage, indenture, contract, agreement or instrument to which the Limited Guarantor is bound, which may materially adversely affect the financial condition of the Limited Guarantor.

           (e) FINANCIAL STATEMENTS. All financial statements heretofore delivered to the Lender by the Limited Guarantor are true and correct in all respects, and fairly represent the financial condition of the Limited Guarantor as of the dates thereof; and no material, adverse changes have occurred in the financial condition reflected therein since the respective dates thereof.

           (f) CHARACTER OF REPRESENTATIONS AND WARRANTIES. None of the financial statements or any certificate or statement furnished to the Lender by or on behalf of the Limited Guarantor in connection with the Limited Guaranty, and none of the representations and warranties in this Limited Guaranty, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best knowledge of the Limited Guarantor, there is no fact which materially adversely affects or may materially adversely affect the ability of the Limited Guarantor to observe or perform its obligations under this Limited Guaranty, which has not been set forth herein or in a certificate or opinion of counsel or other written statement furnished to the Lender by or on behalf of the Limited Guarantor.

         13. REMEDIES, CUMULATIVE. The rights and remedies of the Holder hereunder and under all documents, instruments and agreements executed by or for the benefit of the company or the Airline in connection with the Notes or the Line of Credit are cumulative and not exclusive and may be exercised in whole or in part and in any order and at any time or times as the Holder shall determine. All security of any kind or nature received or receivable by the Holder for the repayment of the indebtedness under the Notes or the Line of Credit may be applied in any manner or order determined by the Holder.

         14. AMENDMENTS, CONTINUING LIABILITY. The terms of this Limited Guaranty may not be modified or amended except by a written agreement executed by the Limited Guarantor with the consent in writing of the Holder. The obligations of the Limited Guarantor under this Limited Guaranty shall be continuing obligations and a separate cause of action shall be deemed to arise in respect of each default hereunder.

         15. RECEIPT AND EXAMINATION OF NOTES AND OTHER DOCUMENTS. The Limited Guarantor hereby acknowledges that it has received and examined copies of the Notes, and all other documents, instruments and agreements executed by or for the benefit of the Company or the Airline in connection with the Notes or the Line of Credit.

         16. NOTICES. Any notice or demand to be given or served hereunder shall be in writing and personally delivered, or sent by registered or certified mail addressed as follows:

         To FHB at:       First Hawaiian Bank
                          999 Bishop Street
                          Honolulu, Hawaii 96813
                          Attention: Danford H. Oshima
                                     Vice President, Corporate Banking Division
                                     Fax: (808) 525-7173

         To LIMITED GUARANTOR at:
                          841 Bishop Street, Suite 940
                          Honolulu, Hawaii 96813
                          Attention: Han P. Ching

Any such address may be changed from time to time by the addressee by serving notice to the other party as above provided. Service of such notice or demand shall be deemed complete on the date of actual delivery or at the expiration of the second day after the date of mailing if mailed in Hawaii, whichever is earlier.

         17. PARTIES IN INTEREST. All covenants, agreements, terms and conditions in this Limited Guaranty contained shall be binding on the Limited Guarantor and its successors, successors in trust, and assigns, and shall bind, inure to the benefit of and be enforceable by the Holder from time to time.

         18. GOVERNING LAW; SEVERABILITY. This Limited Guaranty shall for all purposes be construed in accordance with the laws of the State of Hawaii. The Limited Guarantor hereby irrevocably and unconditionally submits, for purposes of any action or proceeding which the Holder may bring to enforce this Limited Guaranty, to the jurisdiction of the courts of the State of Hawaii and the Federal District Court for the District of Hawaii. The submission to such jurisdiction shall not prevent the Holder from commencing any such action or proceeding in any other court having jurisdiction. If any provision of this Limited Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provision shall remain unaffected.

         19. PARAGRAPH HEADINGS. The headings of paragraphs herein are inserted only for convenience and shall in no way define, describe or limit the scope or intent of any provision of this Limited Guaranty.

          IN WITNESS WHEREOF, the Limited Guarantor has executed this instrument as of September 8, 2000.

                                ALOHA SECURITIES & INVESTMENT COMPANY

                                By Aloha Investment Company, Inc.
                                   Its General Partner

                                   By /s/ Earl Ching
                                      ---------------------------------
                                          Earl Ching
                                      Its Vice President